    As Filed with the Securities and Exchange Commission on February 28, 1997

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ALLIED WASTE INDUSTRIES, INC.
            (Exact name of co-registrant as specified in its charter)

                  Delaware                                         4953                                  88-0228636
(State or other jurisdiction of incorporation   (Primary Standard Industrial Classification           (I.R.S. Employer
              or organization)                                 Code Number)                        Identification Number)

                        ALLIED WASTE NORTH AMERICA, INC.
            (Exact name of co-registrant as specified in its charter)

                  Delaware                                         4953                                      86-0843596
(State or other jurisdiction of incorporation   (Primary Standard Industrial Classification               (I.R.S. Employer
              or organization)                                 Code Number)                             Identification Number)

                   15880 North Greenway-Hayden Loop, Suite 100
                            Scottsdale, Arizona 85260
                                 (602) 423-2946
   (Address, including Zip Code, and Telephone Number, including Area Code, of
                    Registrants' Principal Executive Offices)

                                 Roger A. Ramsey
                             Chief Executive Officer
                          Allied Waste Industries, Inc.
                   15880 North Greenway-Hayden Loop, Suite 100
                            Scottsdale, Arizona 85260
                                 (602) 423-2946
 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                 with a copy to:
                                 Robert G. Reedy
                             Porter & Hedges, L.L.P.
                            700 Louisiana, 35th Floor
                            Houston, Texas 77002-2764
                                 (713) 226-0600

           Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment, please check the following box. [X]

           If any of the securities being registered on this form are to be offered in connection with the termination of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                   Proposed maximum        Proposed maximum
Title of class of securities                   Amount to be        aggregate price        aggregate offering        Amount of
to be registered                                registered           per unit (1)            per unit (1)        registration fee
---------------------------------------------------------------------------------------------------------------------------------
10 1/4% Senior Subordinated Notes Due 2006     $525,000,000             100%                 $525,000,000           $181,035
---------------------------------------------------------------------------------------------------------------------------------
Guarantees of 10 1/4% Senior Subordinated
 Notes Due 2006                                     --                   --                       --                None (2)
=================================================================================================================================

           (1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

           (2) No fee required pursuant to Rule 457(h).

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS-REFERENCE TABLE

ITEM NUMBER AND CAPTION IN FORM S-4                             LOCATION IN PROSPECTUS
-----------------------------------                             ----------------------
 1. Forepart of Registration Statement and Outside Front
    Cover Page of Prospectus................................    Outside Front Cover Page of Prospectus; Cover Page of the
                                                                Registration Statement

 2. Inside Front and Outside Back Cover Pages of
    Prospectus..............................................    Inside Front Cover Page; Outside Back Cover Page

 3. Risk Factors, Ratio of Earnings to Fixed Charges and
    Other Information.......................................    Prospectus Summary; Risk Factors; The Company

 4. Terms of the Transaction................................    Prospectus Summary; The Exchange Offer; Certain Federal
                                                                Income Tax Consequences of the Exchange Offer;
                                                                Description of the Exchange Notes; Certain Federal Income
                                                                Tax Consequences of an Investment in the Exchange Notes;
                                                                Plan of Distribution

 5. Pro Forma Financial Information.........................    Not Applicable

 6. Material Contracts with the Company Being
    Acquired................................................    Not Applicable

 7. Additional Information Required for Reoffering by
    Persons and Parties Deemed to be Underwriters...........    Not Applicable

 8. Interests of Named Experts and Counsel..................    Legal Matters

 9. Disclosure of Commission Position on
    Indemnification for Securities Act Liabilities..........    Not Applicable

10. Information With Respect to S-3 Registrants.............    Not Applicable

11. Incorporation of Certain Information by Reference.......    Not Applicable

12. Information With Respect to S-2 or S-3 Registrants......    Available Information; Prospectus Summary; The
                                                                Company

13. Incorporation of Certain Information by Reference.......    Available Information

14. Information With Respect to Registrants Other Than
    S-3 or S-2 Registrants..................................    Not Applicable

15. Information With Respect to S-3 Companies...............    Not Applicable

16. Information With Respect to S-2 or S-3 Companies........    Not Applicable

17. Information With Respect to Companies Other Than
    S-2 or S-3 Companies....................................    Not Applicable

18. Information if Proxies, Consents or Authorizations
    are to be Solicited.....................................    Not Applicable

19. Information if Proxies, Consents or Authorizations
    are not to be Solicited, or in an Exchange Offer........    Not Applicable

PROSPECTUS

                        ALLIED WASTE NORTH AMERICA, INC.

 OFFER TO EXCHANGE ALL OF ITS OUTSTANDING 10 1/4% SENIOR SUBORDINATED NOTES DUE 2006 FOR 10 1/4% SENIOR SUBORDINATED NOTES DUE 2006 WHICH HAVE BEEN REGISTERED
                            UNDER THE SECURITIES ACT

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON  ,1997,
                                UNLESS EXTENDED.

      Allied Waste North America, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal") relating to the Exchange Offer, to exchange $1,000 principal amount of its 10 1/4% Senior Subordinated Notes Due 2006 (the "Exchange Notes"), which will be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for $1,000 principal amount of its outstanding 10 1/4% Senior Subordinated Notes Due 2006 (the "Notes"), of which an aggregate of $525,000,000 in principal amount is outstanding as of the date of this Prospectus. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Notes.

      Interest on the Exchange Notes will be payable semi-annually on June 1 and December 1 of each year, commencing June 1, 1997. The Exchange Notes will mature on December 1, 2006 and will not be subject to redemption at the option of the Company except as follows. The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after December 1, 2001 at the redemption prices set forth herein plus accrued and unpaid interest to the date of redemption. Prior to December 1, 2001, the Exchange Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis at the Treasury Yield (as defined herein) plus 75 basis points, plus in each case accrued and unpaid interest to the date of redemption. Up to 33 1/3% in aggregate principal amount of Exchange Notes originally issued will be redeemable at the option of the Company at any time or times prior to December 1, 1999 from the net proceeds of one or more Public Offerings (as defined herein), at a redemption price of 110.25% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. Up to $100 million in aggregate principal amount of Exchange Notes will be redeemable at the option of the Company out of proceeds of Asset Dispositions (as defined herein) at any time or times on or before June 28, 1997, at a redemption price of 110.25% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. Upon a Change of Control, holders of the Exchange Notes may require the Company to purchase all or a portion of the Exchange Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of the Exchange Notes."

      The Exchange Notes will be senior subordinated unsecured obligations of the Company and will be unconditionally guaranteed on a senior subordinated basis by Allied Waste Industries, Inc. ("Allied"), a Delaware corporation and the sole stockholder of the Company, and all of the Restricted Subsidiaries of the Company other than Allied Insurance (as defined herein). The Senior Subordinated Guarantee of Allied Parent will be guaranteed on a senior subordinated basis by Allied Waste Finance (Canada) Ltd., a Canadian corporation and a wholly-owned subsidiary of Allied ("Allied Finance"). The Senior Subordinated Guarantee of Allied Finance will be secured by a second priority lien on a 7% Debenture and a Zero Coupon Debenture issued by Allied Waste Holdings (Canada) Ltd., a Canadian corporation and a wholly-owned subsidiary of the Company. The Exchange Notes and the Senior Subordinated Guarantees will be subordinated in right of payment to all existing and future Senior Debt of the Company and the Guarantors, respectively, will rank pari passu in right of payment with all unsecured senior subordinated indebtedness of the Company and the Guarantors, respectively, and will rank senior in right of payment to any future indebtedness of the Company and the Guarantors, respectively, that may be subordinated thereto. The Senior Subordinated Guarantees may be subject to certain legal limitations under certain circumstances. See "Risk Factors -- Fraudulent Conveyance" and "-- Substantially All Operations at Subsidiary Level; Structural Subordination."

      The Company will accept for exchange any and all validly tendered Notes on or prior to 5:00 p.m., New York City time, on _______________, 1997, unless extended (if and as extended, the "Expiration Date"). Tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer."

      The Exchange Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement (as defined herein). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company or Allied within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes or who is an affiliate of the Company or Allied may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Holders of Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met.

      Each broker-dealer (other than an affiliate of the Company or Allied) that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company or Allied may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

      The Company will not receive any proceeds from this Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer.

      SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE TENDERING NOTES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is     , 1997.

                              AVAILABLE INFORMATION

        The Company has filed with the Commission a Registration Statement on Form S-4 (No 333-_______), including any amendments thereto, under the Securities Act, with respect to the Exchange Note offered hereby (the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statements and the exhibits and schedules thereto. For further information with respect to the Company and the Exchange Note, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements made in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement. Each such statement is qualified in all respects by reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, is on file at the offices of the Commission and may be inspected without charge. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

        Allied is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Company is also subject to the requirements of the Exchange Act, but is not required to file separate reports, proxy statements or other information with the Commission as long as certain information regarding the Company is contained in Allied's reports on Forms 10-K and 10-Q. Such information is contained in Allied's Annual Report on Form 10-K attached hereto as Appendix A. The Registration Statement (with exhibits), as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, its regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601 and 7 World Trade Center, 13th Floor, New York, New York 10007, and at its site on the World Wide Web at http://www.sec.gov. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Allied's common stock is listed on the National Market tier of the Nasdaq Stock Market ("Nasdaq") and material filed by Allied can be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

        A copy of Allied's Annual Report on Form 10-K for the year ended December 31, 1996 is provided with this Prospectus as Appendix A and is incorporated herein by reference. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1996 are also incorporated by reference.

                               PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Prospectus. Unless the context requires otherwise, all references in this Prospectus to (i) "Allied" are to Allied Waste Industries, Inc. and (ii) the "Company" are to Allied Waste North America, Inc., the issuer of the Exchange Notes and a wholly-owned subsidiary of Allied , and its direct and indirect subsidiaries.

                                   THE COMPANY

        The Company is the fourth largest solid waste management company in the United States, by revenues. The Company is a vertically-integrated, non-hazardous solid waste management company providing collection, recycling and disposal services. The Company serves approximately 1.8 million customers in 22 states. The Company currently conducts its operations through 33 transfer stations, 23 recycling facilities and 46 landfills.

        The Company was organized in November, 1996, when Allied contributed substantially all of its operations to the Company. In December, 1996, the Company acquired (the "Laidlaw Acquisition") all of the non-hazardous solid waste management operations of Laidlaw Inc. ("Laidlaw"). In March 1997, the Company sold (the "Canadian Sale") substantially all of its operations in Canada to USA Waste Services, Inc. ("USA Waste"). The information set forth in this Prospectus gives effect to the Canadian Sale. See "Recent Developments."

                                     ALLIED

        Allied is the sole stockholder of the Company. Substantially all the operations of Allied are conducted through the Company.

                                BUSINESS STRATEGY

        The Company's strategy is to build a vertically-integrated solid waste management company with a strong presence in select markets. The Company plans to implement this strategy by establishing a market presence generally based on its landfills, increasing volume in its markets through "tuck-in" acquisitions of collection companies, marketing to new customers, providing a high level of customer service, competitively pricing its services based on the particular circumstances of each market, and continuing to control costs and reduce corporate overhead as a percentage of revenues. Management believes that its strategy to build vertically-integrated operations will provide the Company with competitive advantages in its targeted regional markets.

                                THE NOTE OFFERING

The Notes ..............................The Notes were sold by the Company on December 5, 1996, and were
                                        subsequently resold to qualified
                                        institutional buyers pursuant to Rule
                                        144A under the Securities Act, to
                                        institutional investors that are
                                        accredited investors in a manner exempt
                                        from registration under the Securities
                                        Act and to certain persons in
                                        transactions outside the United States
                                        in reliance on Regulation S under the
                                        Securities Act (the "Note Offering").

Registration Rights
  Agreement ............................In connection with the Note Offering, the Company entered into the
                                        Registration Rights Agreement, which
                                        grants holders ("Holders") of the Notes
                                        certain exchange and registration
                                        rights. The Exchange Offer is intended
                                        to satisfy such exchange and
                                        registration rights, which generally
                                        terminate upon the consummation of the
                                        Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered .....................$525,000,000 aggregate principal amount of 10 1/4% Senior Subordinated Notes due
                                        December 1, 2006.

The Exchange Offer....................  $1,000 principal amount of the Exchange
                                        Notes in exchange for each $1,000
                                        principal amount of Notes. As of the
                                        date hereof, $525,000,000 aggregate
                                        principal amount of Notes are
                                        outstanding. The Company will issue the
                                        Exchange Notes to holders on or promptly after the Expiration Date.

                                        Based on an interpretation by the staff
                                        of the SEC set forth in no-action
                                        letters issued to third parties, the
                                        Company believes that Exchange Notes
                                        issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any Holder thereof (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and that such Holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                                        Each broker-dealer that receives
                                        Exchange Notes for its own account
                                        pursuant to the Exchange Offer must
                                        acknowledge that it will deliver a
                                        prospectus in connection with any resale of such Exchange Notes. The Letters of Transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

                                        Any Holder who tenders in the Exchange
                                        Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes could not rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Inc. (available June 5, 1991) or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. Failure to comply with such requirements in such instance may result in such Holder incurring liability under the Securities Act for which the Holder is not indemnified by the Company.

Expiration Date ......................  5:00 p.m., New York City time, on  ,
                                        1997, unless the Exchange Offer is
                                        extended, in which case the term
                                        "Expiration Date" means the latest date
                                        and time to which the Exchange Offer is
                                        extended.

Interest on the Exchange Notes
  and the Notes ......................  The Exchange Notes will bear interest from December 5, 1996, the date of
                                        issuance of the Notes that are tendered
                                        in exchange for the Exchange Notes (or
                                        the most recent Interest Payment Date
                                        (as defined below in the Summary of
                                        Terms of Exchange Notes) to which
                                        interest on such Notes has been paid).
                                        Accordingly, Holders of Notes that are
                                        accepted for exchange will not receive
                                        interest on the Notes that is accrued
                                        but unpaid at the time of tender, but
                                        such interest will be payable on the
                                        first Interest Payment Date after the
                                        Expiration Date.

 Conditions to the
    Exchange Offer ...................  The Exchange Offer is subject to certain customary conditions, which may be
                                        waived by the Company.

Procedures for
   Tendering Notes .....................Each Holder of Notes wishing to accept the Exchange Offer must complete, sign
                                        and date the relevant accompanying
                                        Letter of Transmittal, or a facsimile
                                        thereof, in accordance with the
                                        instructions contained herein and
                                        therein, and mail or otherwise deliver
                                        such Letter of Transmittal, or such
                                        facsimile, together with the Notes and
                                        any other required documentation to the
                                        Exchange Agent at the address set forth
                                        in the Letter of Transmittal. By
                                        executing the Letter of Transmittal,
                                        each Holder will represent to the
                                        Company that, among other things, the
                                        Holder or the person receiving such
                                        Exchange Notes, whether or not such
                                        person is the Holder, is acquiring the
                                        Exchange Notes in the ordinary course of business and that neither the Holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In lieu of physical delivery of the certificates representing Notes, tendering Holders may transfer Notes pursuant to the procedure for book-entry transfer as set forth under "The Exchange Offer -- Procedures for Tendering."

Special Procedures for
  Beneficial Owners ....................Any beneficial owner whose Notes are registered in the name of a broker,
                                        dealer, commercial bank, trust company
                                        or other nominee and who wishes to
                                        tender should contact such registered
                                        Holder promptly and instruct such
                                        registered Holder to tender on such
                                        beneficial owner's behalf. If such
                                        beneficial owner wishes to tender on
                                        such owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering its Notes, either make appropriate arrangements to register ownership of the Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
  Procedures ...........................Holders of Notes who wish to tender their Notes and whose Notes are not
                                        immediately available or who cannot
                                        deliver their Notes, the Letter of
                                        Transmittal or any other documents
                                        required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Notes according to the guaranteed delivery procedures set forth in "The "Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights ......................Tenders may be withdrawn at any time prior to 5:00 p.m., New York City time,
                                        on the Expiration Date pursuant to the
                                        procedures described under "The Exchange
                                        Offer -- Withdrawals of Tenders."

Acceptance of Notes and
   Delivery of Exchange
   Notes ...............................The Company will accept for exchange any and all Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date.

Federal Income Tax
  Consequences of the
  Exchange Offer .......................The issuance of the Exchange Notes to
                                        Holders of the Notes pursuant to the
                                        terms set forth in this Prospectus will
                                        not constitute an exchange for federal
                                        income tax purposes. Consequently, no
                                        gain or loss would be recognized by
                                        Holders of the Notes upon receipt of the Exchange Notes. See "Certain Federal Income Tax Consequences of the Exchange Offer."

Effect on Holders of
    Notes ..............................As a result of the making of this
                                        Exchange Offer, the Company will have
                                        fulfilled certain of its obligations
                                        under the Registration Rights Agreement, and Holders of Notes who do not tender their Notes will generally not have any further registration rights under the Registration Rights Agreement or otherwise. Such Holders will continue to hold the untendered Notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the Indentures, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer. All untendered Notes will continue to be subject to certain restrictions on transfer. Accordingly, if any Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered Notes could be adversely affected.

Exchange Agent .......................  First Trust National Association (the
                                        "Exchange Agent").

                               THE EXCHANGE NOTES

Maturity Date ........................  December 1, 2006.

Interest Payment Dates ...............  June 1 and December 1 of each year, commencing June 1, 1997.

Optional Redemption ..................  Except as set forth below, the Exchange
                                        Notes will not be redeemable prior to
                                        December 1, 2001. On or after such date, the Exchange Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time prior to maturity, at the redemption prices set forth herein, plus accrued and unpaid interest (if any) to the date of redemption.

                                        Prior to December 1, 2001, the Exchange
                                        Notes will be subject to redemption, at
                                        the option of the Company, in whole or
                                        in part, at any time, at a redemption
                                        price equal to the greater of (i) 100%
                                        of their principal amount or (ii) the
                                        sum of the present values of the
                                        remaining scheduled payments of
                                        principal and interest thereon
                                        discounted to maturity on a semiannual
                                        basis at the Treasury Yield (as defined
                                        herein) plus 75 basis points, plus in
                                        each case accrued and unpaid interest
                                        (if any) to the date of redemption.

                                        At any time, or from time to time, prior to December 1, 1999, up to 33 1/3% in aggregate principal amount of Exchange Notes originally issued will be redeemable, at the option of the Company, from the net proceeds of one or more Public Offerings as defined herein at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption. At any time, or from time to time, on or before June 28, 1997, up to $100 million in aggregate principal amount of the Exchange Notes will be redeemable, at the option of the Company, from the net proceeds of Asset Dispositions (as defined herein) at a redemption price equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption. See "Description of the Exchange Notes -- Optional Redemption."

Change of Control ....................  Upon the occurrence of a Change of
                                        Control, each holder of the Exchange
                                        Notes may require the Company to
                                        repurchase the Exchange Notes held by
                                        such holder at 101% of the principal
                                        amount thereof plus accrued and unpaid
                                        interest (if any) to the date of
                                        repurchase. See "Description of the
                                        Exchange Notes -- Repurchase at the
                                        Option of Holders -- Change of Control."

Guarantees, Security Therefor
and Ranking Thereof ..................  The Exchange Notes will be fully and unconditionally guaranteed (the "Parent
                                        Guarantee") on a senior subordinated
                                        basis by Allied. Allied's obligations
                                        under such Parent Guarantee will be
                                        fully and unconditionally guaranteed on
                                        a senior subordinated basis by Allied
                                        Finance (the "Allied Finance
                                        Guarantee"). The Exchange Notes will
                                        also be fully and unconditionally
                                        guaranteed by the existing Restricted
                                        Subsidiaries (as defined herein) of the
                                        Company other than Allied Insurance (as
                                        defined herein) and Med Track (as
                                        defined herein) and the Company will
                                        covenant to cause any future Restricted
                                        Subsidiaries to fully and
                                        unconditionally guarantee the Exchange
                                        Notes, in each case jointly and
                                        severally on a senior subordinated basis and subject to limitations intended to prevent such guarantees from constituting a fraudulent conveyance under applicable law (the "Subsidiary Guarantees"); (the
                                        Subsidiary Guarantees, Parent Guarantee
                                        and Allied Finance Guarantee are
                                        collectively referred to as the "Senior
                                        Subordinated Guarantees"); and (Allied,
                                        Allied Finance and the Restricted
                                        Subsidiaries, other than Allied
                                        Insurance and Med Track, are
                                        collectively referred to as the
                                        "Guarantors").

                                        The Senior Subordinated Guarantees will
                                        be senior subordinated obligations of
                                        the Guarantors and will be subordinate
                                        in right of payment to the prior payment in full of all Senior Debt of the Guarantors to substantially the same extent as the Exchange Notes are subordinated to Senior Debt of the Company.

                                        The Senior Subordinated Guarantees will
                                        be unsecured, except that the Allied
                                        Finance Guarantee will be secured on a
                                        senior subordinated basis by a second
                                        priority lien on the Allied Canada
                                        Debentures.

Ranking ..............................  The Exchange Notes will be unsecured and will rank junior in right of payment to
                                        all existing and future Senior Debt of
                                        the Company. The Exchange Notes will
                                        rank pari passu in right of payment with all existing and future senior subordinated Debt of the Company and senior to any other subordinated Debt of the Company issued after the Exchange Offering. See "Description of the Exchange Notes-- Subordination."

                                        At December 31, 1996, there was
                                        approximately $   million of Senior Debt
                                        of the Company and the Subsidiary
                                        Guarantors outstanding. While the
                                        indenture under which the Exchange Notes will be issued (the "Indenture") will limit, subject to certain financial tests, the amount of additional Debt that the Company and its Restricted Subsidiaries can incur, the Indenture will not restrict the amount of otherwise permissible indebtedness that may be incurred as Senior Debt. See "Description of the Exchange Notes -- Certain Covenants -- Limitation on Consolidated Debt."

                                        The Exchange Notes will be effectively
                                        subordinated to all existing and future
                                        Debt of Allied Insurance, Med Track and
                                        of the Company's subsidiaries that are
                                        Unrestricted Subsidiaries, and thus not
                                        Subsidiary Guarantors, and would be so
                                        subordinated to all existing and future
                                        Debt of the Subsidiary Guarantors if the Subsidiary Guarantees were avoided or subordinated in favor of the Subsidiary Guarantors' other creditors. See "Risk Factors -- Subordination; Ranking of Exchange Notes and Guarantees as Unsecured Obligations," "--
                                        Substantially All Operations at
                                        Subsidiary Level; Structural
                                        Subordination" and "-- Fraudulent
                                        Conveyance."

Restrictive Covenants.................  The Indenture will restrict, among other things, the ability of the Company and
                                        its Restricted Subsidiaries, (i) to
                                        incur additional Debt, (ii) to pay
                                        dividends and make other distributions,
                                        (iii) to have restrictions on the
                                        ability of any Restricted Subsidiary to
                                        make dividends or other payments to the
                                        Company or any other Restricted
                                        Subsidiary, (iv) to sell assets and to
                                        use the proceeds of asset sales; (v) to
                                        pledge assets, (vi) to sell a minority
                                        interest in a Restricted Subsidiary,
                                        (vii) to merge or consolidate with or
                                        transfer all or substantially all of its assets to, or to acquire the stock or assets of, another entity or (viii) to engage in certain transactions with affiliates. All of these restrictions, however, are subject to a number of important qualifications. See
                                        "Description of the Exchange Notes--
                                        Certain Covenants."

Form and Denomination ................  The Exchange Notes will be fully registered as to principal and interest
                                        in minimum denominations of $1,000 and
                                        integral multiples thereof. The Exchange
                                        Notes will be initially issued in the
                                        form of one or more global notes and
                                        deposited with a custodian for and
                                        registered in the name of a nominee of
                                        The Depository Trust Company. Exchange
                                        Notes will not be issued in
                                        certificated, fully registered form,
                                        except in the circumstances provided for in the Indenture. See "Description of Exchange Notes -- Form, Denomination, Transfer, Exchange and Book-Entry, Delivery and Form."

Registration Rights ....................Under current interpretations of applicable law by the staff of the
                                        Commission, holders of Exchange Notes
                                        will be permitted to resell such
                                        securities into the public market
                                        without further registration or delivery of a prospectus, except that any such holder who is a broker or dealer would be required to deliver a copy of this prospectus in connection with any such resale. The Company has agreed to keep such prospectus current so as to enable brokers and dealers to effect this resales for a period of 90 days following completion of the Exchange Offer. Certain holders who participate in the Exchange Offer will not be permitted to rely on the interpretation of the Commission staff. For a discussion of the requirements that must be met in order to rely on the interpretation, see "Description of the Exchange Notes -- Registration Rights."

                                        Pursuant to an Exchange and Registration
                                        Rights Agreement (the "Registration
                                        Rights Agreement") between the Company
                                        and the Purchasers, in the event the
                                        interpretation of the Commission staff
                                        does not permit the Company to effect
                                        the Exchange Offer and under certain
                                        other circumstances, the Company would
                                        use its best efforts to cause to become
                                        effective a "shelf" registration
                                        statement (the "Shelf Registration
                                        Statement") with respect to the resale
                                        of the Exchange Notes (a "Shelf
                                        Registration") and to keep such Shelf
                                        Registration Statement effective until
                                        the third anniversary of the
                                        effectiveness of the Shelf Registration
                                        Statement. In such event, Holders who
                                        registered their Exchange Notes would be permitted to resell their Exchange Notes into the public market, but only if they delivered a copy of the prospectus included in the Shelf Registration Statement in connection with such resales.

                                        In the event that (i) the Company has
                                        not filed the Shelf Registration
                                        Statement on or before the date on which
                                        such registration statement is required
                                        to be filed pursuant to the Registration
                                        Rights Agreement, or (ii) such Shelf
                                        Registration Statement has not become
                                        effective or been declared effective by
                                        the Commission on or before the date on
                                        which such registration statement is
                                        required to become or be declared
                                        effective pursuant to the Registration
                                        Rights Agreement, or (iii) the Exchange
                                        Offer has not been completed within 45
                                        days after      or (iv) the Registration
                                        Statement or any Shelf Registration
                                        Statement required under the
                                        Registration Rights Agreement is filed
                                        and declared effective but shall
                                        thereafter either be withdrawn by the
                                        Company or shall become subject to an
                                        effective stop order issued pursuant to
                                        Section 8(d) of the Securities Act
                                        suspending the effectiveness of such
                                        registration statement (except as
                                        specifically permitted in the
                                        Registration Rights Agreement) without
                                        being succeeded immediately by an
                                        additional registration statement filed
                                        and declared effective (each such event
                                        referred to in clauses (i) through (iv), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a
                                        "Registration Default Period"), then, as liquidated damages for such Registration Default, special interest ("Special Interest"), in addition to the base interest that would otherwise accrue on the Exchange Notes, shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% for the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. See "Description of the Exchange Notes -- Registration Rights."

        For additional information regarding the Exchange Notes, see "Certain Federal Income Tax Consequences" and "Description of the Exchange Notes."

                                  RISK FACTORS

        Holders of Notes should consider carefully all of the information set forth in this Prospectus and, in particular, the information set forth under "Risk Factors" before making any decision regarding tendering their Notes pursuant to the Exchange Offer and receiving Exchange Notes.

                                  RISK FACTORS

        In addition to the other information in this Prospectus the following factors should be considered carefully in evaluating an investment in the Exchange Notes offered by this Prospectus, including information under "Disclosure Regarding Forward Looking Statements."

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT

        The Company has substantial indebtedness with significant debt service requirements and is highly leveraged. At December 31, 1996, the Company's consolidated long-term debt are approximately $_____ million and stockholders' equity are approximately $_____ million. The degree to which the Company is leveraged has important consequences, including the following: (i) the ability of the Company to obtain additional financing in the future, whether for working capital, capital expenditures, acquisitions or other purposes, may be impaired,
(ii) a substantial portion of the Company's cash flow from operations is required to be dedicated to the payment of principal and interest on its debt, thereby reducing funds available to the Company for other purposes, (iii) the Company's flexibility in planning for or reacting to changes in market conditions may be limited, (iv) the Company may be more vulnerable in the event of a downturn in its business, and (v) to the extent of the Company's outstanding debt under its Senior Credit Facility at variable rates that have not been hedged, the Company will be vulnerable to increases in interest rates. At December 31, 1996, approximately $_____ million in aggregate borrowings were outstanding under the Senior Credit Facility (as defined herein) and available borrowings thereunder were approximately $_____ million. All borrowings under the Senior Credit Facility will mature during the years 2002 through 2005. The Company intends to use approximately $500 million of the proceeds of the Canadian Sale to reduce its outstanding indebtedness under the Senior Credit Facility. See "Recent Developments."

        The ability of the Company to meet its debt service obligations, including with respect to the Exchange Notes, will depend on the future operating performance and financial results of the Company, which will be subject in part to factors beyond the control of the Company. Although the Company believes that its cash flow will be adequate to meet its interest payments, there can be no assurance that the Company will continue to generate earnings in the future sufficient to cover its fixed charges. If the Company is unable to generate earnings in the future sufficient to cover its fixed charges and is unable to borrow sufficient funds under either the Senior Credit Facility or from other sources, it may be required to refinance all or a portion of its existing debt or to sell all or a portion of its assets. There can be no assurance that a refinancing would be possible, nor can there be any assurance as to the timing of any asset sales or the proceeds which the Company could realize therefrom. In addition, the terms of certain of its debt restrict the Company's ability to sell assets and the Company's use of the proceeds therefrom.

        Allied derives substantially all its revenues from the operations of the Company. It is unlikely that Allied would be able to meet its obligations under the Parent Guarantee if the Company were unable to meet its debt service obligations with respect to the Exchange Notes.

        If for any reason, including a shortfall in anticipated operating results or proceeds from asset sales, the Company were unable to meet its debt service obligations, it would be in default under the terms of certain of its debt. In the event of such a default, the holders of such debt could elect to declare all of such debt immediately due and payable, including accrued and unpaid interest, and to terminate their commitments (if any) with respect to funding obligations under such debt. In addition, such holders could proceed against any collateral which, in the case of certain debt, consists of the capital stock of the Company's subsidiaries and substantially all of the assets of the Company. Any default with respect to any of the Company's debt could result in a default under other debt or result in the bankruptcy of the Company.

INTEGRATION OF LSW SUBSIDIARIES

        In December 1996, the Company acquired the solid waste management business (the "LSW Subsidiaries") of Laidlaw. The LSW Subsidiaries represented a substantial increase in the scope of the Company's business. The LSW Subsidiaries' revenues for the year ended August 31, 1996 were approximately $501 million, giving effect to the Canadian Sale, and the revenues generated by the operations of the Company during the year ended December 31, 1995 were approximately $218 million. Successful integration of the LSW Subsidiaries will depend primarily on the Company's ability to manage the LSW Subsidiaries' operations and to eliminate redundancies and excess costs. There can be no assurance that the Company will successfully integrate the LSW Subsidiaries and any failure or any inability to do so may have a material adverse effect on the Company's results of operations and financial condition. In addition, the Company expects to realize certain financial benefits and operational efficiencies as a result of the Laidlaw Acquisition. Realization and timing of such financial benefits and operational efficiencies could be affected by a number of factors beyond the Company's control, such as general economic conditions, increased operating costs, the response of competitors or customers and regulatory developments. There can be no assurance that the Company will achieve all or any portion of the expected financial benefits and operational efficiencies.

        The integration and consolidation of the LSW Subsidiaries will require substantial management time and financial and other resources. While the Company believes that it has sufficient financial and management resources to accomplish the rationalization and integration of the LSW Subsidiaries, there can be no assurances in this regard or that the Company will not experience difficulties with customers, personnel or operations.

CAPITAL REQUIREMENTS AND LIMITED WORKING CAPITAL

        After consummation of the Laidlaw Acquisition and the Canadian Sale, the Company intends to fund its cash needs through cash flow from operations and borrowings under the Senior Credit Facility. Because of the capital intensive nature of the solid waste industry, the Company may use amounts in excess of the cash generated from operations to retire and service debt, fund acquisitions, landfill development and capital expenditures. The Company also intends to enter into master equipment lease facilities relating to the financing of the acquisition of trucks and containers. A substantial portion of the Company's available cash will be required to be applied to service the indebtedness incurred to finance the Laidlaw Acquisition, which is expected to include approximately $140 million in annual principal and interest payments (after giving effect to the payment of $500 million on the Senior Credit Facility after the Canadian Sale). During calendar year 1997 (after giving effect to the Canadian Sale), the Company also expects to spend approximately $130 million for capital, closure and post-closure, and remediation expenditures and expects to provide approximately $221.6 million in financial assurance obligations related to its landfill operations. Amounts expended on capital expenditures and financial assurance obligations will increase as a result of any acquisitions or expansions of the Company's operations. As a result of these capital requirements, the Company may periodically have low levels of working capital or be required to finance working capital deficits.

        Further regulatory action by federal, state and local governments could accelerate expenditures for closure and post-closure monitoring and obligate the Company to spend sums in addition to those presently reserved for such purposes. These factors, together with the other factors discussed above, could substantially increase the Company's operating costs and impair the Company's ability to invest in its facilities.

        The Company's ability to make scheduled payments of principal of, or to pay interest on, or to refinance its indebtedness (including the Exchange Notes) depends on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. One of the primary factors impacting the Company's future performance will be its ability to integrate the assets acquired in the Laidlaw Acquisition after the Canadian Sale, and to reduce redundancies and excess costs. These operations are significantly larger than the Company's previous operations and represent a substantial increase in the scope of the Company's business. Based upon the current level of operations and anticipated growth, management of the Company believes that available cash flow, together with available borrowing under the Senior Credit Facility and other sources of liquidity, will be adequate to meet the Company's anticipated future requirements for working capital, letters-of-credit, capital expenditures and scheduled payments of principal of, and interest on debt incurred under the Senior Credit Facility, and interest on the Notes. However, the principal payments at maturity on the Notes may require refinancing. In addition, the Company may consider the divestiture of certain of its assets to retire its debt under the Senior Credit Facility. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that future financings will be available in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to make necessary capital expenditures, or that any refinancing would be available on commercially reasonable terms or at all. Additionally, depending on the timing, amount and structure of any future acquisitions and the availability of funds under the acquisition facility under the Senior Credit Facility, the Company may need to raise additional capital to fund the acquisition and integration of additional solid waste businesses. There can be no assurance that the Company will be able to secure such additional funding on favorable terms, if at all.

LIMITED OPERATING HISTORY IN REGARD TO SIGNIFICANT ASSETS

        The Company has a limited operating history with regard to a significant portion of its operations. During 1996, the Company acquired 21 companies in addition to the LSW Subsidiaries, which collectively comprised approximately $_____ million or _____% of the Company's revenues in 1996 and approximately $______ million or ____% of the Company's assets at December 31, 1996. The financial position and results of operations of the Company will depend to a large extent on the Company's ability to integrate these acquired operations effectively and to realize expected financial benefits and operational efficiencies. There can be no assurance that the Company's efforts to integrate these acquired operations will be effective, or that expected financial benefits and operational efficiencies will be realized. Failure to effectively integrate acquired operations could have an adverse effect on the Company's future results of operations. As the Company continues to pursue its acquisition strategy in the future, its financial position and results of operations may fluctuate significantly from period to period.

RISKS ASSOCIATED WITH THE COMPANY'S STRATEGY; POTENTIAL DIFFICULTY IN OBTAINING SUITABLE LANDFILLS, COLLECTION OPERATIONS, TRANSFER STATIONS AND PERMITS

        The Company's strategy depends on its ability to identify and acquire appropriate landfills, collection operations and transfer stations. There can be no assurance that the Company will be able to locate appropriate acquisition candidates, that any identified candidates will be acquired or that acquired operations will be integrated effectively or prove profitable. Completion of an acquisition requires the expenditure of sizeable amounts of capital and the competition among companies pursuing an acquisition strategy may increase capital requirements. The Company could be forced to alter its strategy in the future if such candidates become unavailable or too costly. In addition, obtaining permits to operate non-hazardous waste landfills has become increasingly difficult and expensive, often taking a number of years to obtain, requiring numerous hearings and compliance with zoning, environmental and other regulatory measures, and often being subject to resistance from citizen or other groups. There can be no assurance that the Company will be successful in obtaining the permits it requires, and an inability to receive such permits could have an adverse effect on the Company's future results of operations. In some areas, suitable land may be unavailable for new landfill sites. There can be no assurance that the Company will be successful in obtaining new landfill sites or expanding the permitted capacity of its current landfills once its landfill capacity has been consumed. In such event, the Company could be forced to dispose of collected waste at landfills operated by its competitors, which could have an adverse effect on the Company's landfill revenues and collection expenses.

RISK OF COMPETITION FROM OTHER COMPANIES AND MUNICIPALITIES; LANDFILL
ALTERNATIVES

        The non-hazardous solid waste industry is led by four large national waste management companies, one of which is the Company, and includes numerous regional and local companies, all of which contribute to the high level of competition that characterizes the industry. Some of these companies have considerably greater financial and operational resources than the Company. In addition, cities and counties that operate their own waste collection and disposal facilities often enjoy the benefits of tax-exempt financing and may control the disposal of waste collected within their jurisdictions.

        Alternatives to landfill disposal, such as recycling and composting, are increasingly being used, and incineration continues to be utilized in some markets in which the Company operates. There has also been an increasing trend at the state and local levels to mandate waste reduction at the source and to prohibit the disposal of certain types of wastes, such as yard wastes, at landfills. This trend may result in a reduction in the volume of waste going to landfills in certain areas, which may affect the Company's ability to operate its landfills at their full capacity and/or affect the prices that can be charged for landfill disposal services. In addition, most of the states in which the Company operates landfills have adopted plans or requirements that set goals for specified percentages of certain solid waste items to be recycled. These recycling goals will be phased in over the next few years.

LAIDLAW TAX INDEMNIFICATION

        Laidlaw has disclosed to the Company the existence of a tax controversy (the "Tax Controversy") in the amount of more than $385 million with the United States Internal Revenue Service (the "IRS") involving the consolidated U.S. federal income tax liability for the fiscal years 1986 through 1991 of the members of an affiliated group of corporations (the "LTI U.S. Consolidated Tax Group") within the meaning of Section 1504(c) of the Internal Revenue Code ("IRC"), of which Laidlaw Transportation, Inc. ("LTI") is the common parent corporation (which includes LTI, those LSW Subsidiaries which are incorporated in the U.S. (the "LSW U.S. Subsidiaries"), and other U.S. subsidiaries of LTI which will not be acquired in the Laidlaw Acquisition). The LTI U.S. Consolidated Tax Group has also received notice that fiscal years 1992, 1993 and 1994 will be examined regarding this issue. Under Treasury Regulations promulgated under Section 1502 of the IRC, each member of the LTI U.S. Consolidated Tax Group including each LSW U.S. Subsidiary, is or could be severally liable for United States federal income tax liabilities of the entire LTI U.S. Consolidated Tax Group, including all amounts at issue in the Tax Controversy which are ultimately determined to be owed.

        The Company has obtained an indemnity from Laidlaw and LTI (the "Laidlaw Sellers") which covers the amounts at issue in the Tax Controversy for which any LSW U.S. Subsidiary may ultimately be found liable. Further, the Laidlaw Sellers and the Company have entered into an agreement (the "Setoff Agreement"), under which the Laidlaw Sellers will agree that if the Tax Controversy results in any damage, liability or expense to any LSW U.S. Subsidiary, and if the Laidlaw Sellers fail to indemnify the Company against all such damages, liabilities or expenses within 30 days of a demand for indemnification, then the Company may set off the amount of all such damages, liabilities and expenses against all amounts then owed by the Company under certain of the Company's debt held by Laidlaw (the "Laidlaw Debt").

        Other than to the extent contemplated in the Setoff Agreement, the obligation of the Laidlaw Sellers to indemnify the Company in respect of amounts at issue in the Tax Controversy is a general, unsecured obligation of the Laidlaw Sellers. The ability of the Laidlaw Sellers to pay and fulfill such indemnification obligation, to the extent it exceeds any amounts then owing to Laidlaw under the Laidlaw Debt, will depend on the financial condition of the Laidlaw Sellers at the time of any required performance of such obligation, as to which the Company has no assurance.

LACK OF PUBLIC MARKET FOR THE EXCHANGE NOTES; RESTRICTIONS ON RESALE

        There is no existing trading market for the Exchange Notes, and there can be no assurance regarding the future development of a market for the Exchange Notes, or the ability of the holders of the Exchange Notes to sell their Exchange Notes, or the price at which such holders may be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes, could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. Each of Goldman, Sachs & Co., Citicorp Securities, Inc. and CS First Boston, Inc. (the "Initial Purchasers") has advised the Company that it intends to make a market in the Exchange Notes. The Initial Purchasers are not obligated to do so, however, and any market making with respect to the Exchange Notes may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Exchange Notes or that an active trading market for the Exchange Notes will develop. The Company does not intend to apply for listing or quotation of the Exchange Notes on any securities exchange or stock market.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the Exchange Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the Exchange Notes.

SUBORDINATION; RANKING OF THE EXCHANGE NOTES AND GUARANTEES AS UNSECURED OBLIGATIONS

        The Exchange Notes and the Senior Subordinated Guarantees will be subordinated in right of payment to all existing and future Senior Debt of the Company and the Guarantors, will rank pari passu in right of payment with all unsecured senior subordinated debt and all unsecured senior subordinated guarantees of the Company and the Guarantors, and will rank senior in right of payment to any future debt of the Company and the Guarantors that may be subordinated thereto. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Debt will be entitled to receive payment in full of the principal of (and premium, if any) and interest on such Senior Debt, including all amounts due or to become due on all Senior Debt, or provision will be made for payment in cash or cash equivalents or otherwise, before the Holders of Notes are entitled to receive any payments, subject to certain exceptions.

        The Exchange Notes and the Senior Subordinated Guarantees will be effectively subordinated in right of payment to all existing and future secured debt of the Company and the Guarantors, respectively, to the extent of the collateral securing such debt.

        At December 31, 1996, there was approximately $________ million of Senior Debt of the Company outstanding, which would have been guaranteed by the Guarantors on a senior basis. While the Indenture will limit, subject to certain financial tests, the amount of additional debt that the Company and its Restricted Subsidiaries can incur, there is no limitation on the amount of otherwise permissible indebtedness that may be incurred as Senior Debt.

SUBSTANTIALLY ALL OPERATIONS AT SUBSIDIARY LEVEL; STRUCTURAL SUBORDINATION

        The Company will hold substantially all of its assets and conduct substantially all of its operations through its subsidiaries. The Company thus derives substantially all of its operating income and cash flow from its subsidiaries and must rely upon distributions from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the Exchange Notes. Although the Indenture generally prohibits the Company from permitting its Restricted Subsidiaries to allow restrictions on their ability to pay dividends and other amounts to the Company, any such restrictions could materially and adversely affect the ability of the Company to service and repay its existing debt, including the Exchange Notes.

        The Exchange Notes are effectively subordinated to all existing and future indebtedness and other liabilities of the Company's subsidiaries that are Unrestricted Subsidiaries, and thus not Guarantors, and would be so subordinated to all existing and future indebtedness of the Guarantors if the Senior Subordinated Guarantees were avoided or subordinated in favor of the Guarantors' other creditors.

FRAUDULENT CONVEYANCE

        The Senior Subordinated Guarantees may be subject to review under federal or state fraudulent transfer law. To the extent that a court were to find that (x) the Senior Subordinated Guarantees were incurred by any Guarantor with intent to hinder, delay or defraud any present or future creditor, or a Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others, or (y) any Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Senior Subordinated Guarantees and any Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of the Senior Subordinated Guarantees, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of a Guarantor constituted unreasonably small capital to carry on its business or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, a court could avoid or subordinate the Senior Subordinated Guarantees in favor of a Guarantor's creditors. If the Senior Subordinated Guarantees are avoided or subordinated, payments of principal and interest on the Exchange Notes generally would be subject to the prior payment in full of all indebtedness of the Guarantors. Among other things, a legal challenge of the Senior Subordinated Guarantees on fraudulent conveyance grounds may focus on the benefits, if any, realized by a Guarantor as a result of the issuance by the Company of the Exchange Notes. The extent (if any) to which a particular Guarantor may be deemed to have received such benefits may depend on the Company's use of the Note Offering proceeds, including the extent (if any) to which such proceeds or benefits therefrom are contributed to the Guarantor. The measure of insolvency for purposes of the foregoing will vary depending on the law of the applicable jurisdiction. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair saleable value of its assets is less than the amount that will be required to pay its probable liability under its existing debts as such debts become absolute and matured. Based upon financial and other information currently available to it, the Company presently believes that the Senior Subordinated Guarantees are being incurred for proper purposes and in good faith, and that the Guarantors (i) are solvent and will continue to be solvent after issuing the Senior Subordinated Guarantees, (ii) will have sufficient capital for carrying on their business after such issuance and (iii) will be able to pay their debts as they mature. There can be no assurance, however, that a court would necessarily agree with these conclusions, or determine that any particular Guarantor received fair consideration or reasonably equivalent value for issuing its Senior Subordinated Guarantee.

POTENTIAL INABILITY TO EFFECT REPURCHASE UPON CHANGE OF CONTROL

        The Indenture requires the Company, in the event of a Change of Control, to make an offer to purchase all outstanding Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase. The Senior Credit Facility restricts such a purchase and such an offer requires the approval of the lenders thereunder. Accordingly, the right of the holders of the Exchange Notes to require the Company to repurchase the Exchange Notes may be of limited value if the Company cannot obtain the required approval under the Senior Credit Facility. There can be no assurance that the Company will have the financial resources necessary to purchase the Exchange Notes upon a Change of Control. Failure to offer to repurchase the Exchange Notes under such circumstances, however, would constitute an event of default under the Indenture.

RESTRICTIONS IMPOSED BY THE SENIOR CREDIT FACILITY AND THE INDENTURE

        The Senior Credit Facility and the Indenture will contain a number of significant covenants that, among other things, will restrict the ability of the Company to dispose of assets, incur additional indebtedness, incur liens on property or assets, repay other indebtedness, pay dividends, enter into certain investments or transactions, repurchase or redeem capital stock, engage in mergers or consolidations, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect the Company's ability to finance its future operations or capital needs or engage in other business activities that may be in the interest of the Company. In addition, the Senior Credit Facility will also require the Company to maintain compliance with certain financial ratios. The ability of the Company to comply with such ratios may be affected by events beyond the Company's control. A breach of any of these covenants or the inability of the Company to comply with the required financial ratios could result in a default under the Senior Credit Facility. In the event of any such default, the lenders under the Senior Credit Facility could elect to declare all borrowings outstanding under the Senior Credit Facility, together with accrued interest and other fees, to be due and payable, to require the Company to apply all of its available cash to repay such borrowings or to prevent the Company from making debt service payments on the Exchange Notes. If the Company were unable to repay any such borrowings when due, the lenders could proceed against their collateral. If the indebtedness under the Senior Credit Facility or the Exchange Notes were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay such indebtedness in full.

RELIANCE ON MANAGEMENT

        The Company will rely significantly on the services of its senior management team. The Company could be adversely affected if any member of the senior management team were unwilling or unable to continue in the Company's employ. The Company is expanding the staff in its executive offices to support the new operations associated with the Laidlaw Acquisition. There can be no assurance that the Company will be successful in locating, hiring or retaining qualified personnel.

IMPACT OF ADVERSE WEATHER CONDITIONS

        The collection and landfill operations of the Company could be adversely affected by protracted periods of inclement weather which delay the development of landfill capacity, the transfer of waste or reduce the volume of waste generated. There can be no assurance that protracted periods of inclement weather will not have a material adverse effect on the Company's future results of operations.

COST OF COMPLIANCE WITH ENVIRONMENTAL REGULATIONS; RISK OF FUTURE LITIGATION

        The scope and stringency of laws and regulations designed to protect the environment have increased dramatically. Compliance with the evolving and expanding regulatory requirements, including the adoption in October 1991 of Subtitle D regulations ("Subtitle D") pursuant to the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), has been and will continue to be costly. Rigorous regulatory standards require waste management companies to enhance or replace equipment and to modify landfill operations or, in some cases, to close landfills. There can be no assurance that the Company will be able to implement price increases sufficient to offset the cost of complying with these standards. In addition, environmental regulatory changes could accelerate expenditures for closure and post-closure monitoring at solid waste facilities and obligate the Company to spend sums in addition to those presently reserved for such purposes. These factors could increase substantially the Company's operating costs as well as the possibility of the impairment of the Company's investment in its facilities.

        In addition to the costs of complying with environmental regulations, the Company will continue to be involved in legal proceedings in the ordinary course of business. Government agencies may seek to impose fines on the Company for alleged failure to comply with laws and regulations or to revoke or to deny the renewal of, the Company's permits and licenses. In addition, governmental agencies, as well as surrounding landowners, may assert claims against the Company alleging environmental damage or violations of permits and licenses pursuant to which the Company operates. Citizens' groups have become increasingly active in challenging the grant or renewal of permits and licenses, and responding to such challenges has further increased the costs associated with permitting new facilities or expanding current facilities. A significant judgment against the Company, the loss of a significant permit or license or the imposition of a significant fine could have a material adverse effect on the Company's financial condition.

        Certain of the Company's waste disposal operations traverse state boundaries. Such operations could be adversely affected if the federal government or a state in which a landfill is located limits or prohibits, imposes discriminatory fees on, or otherwise seeks to discourage disposal, within state boundaries, of waste collected outside of the state.

        Legislation was passed by the United States Senate in 1995, but not enacted into law, which would have allowed individual states to prohibit the disposal of out-of-state waste or to limit the amount of out-of-state waste that could be imported for disposal and would require states, under certain circumstances, to reduce the amount of waste exported to other states. If this or similar legislation is enacted into law, states in which the Company operates landfills could act to limit or prohibit the importation of out-of-state waste. Such state actions could adversely affect landfills within those states that receive a significant portion of waste originating from out-of-state.

POTENTIAL UNDISCLOSED, UNINSURED OR UNDERINSURED ENVIRONMENTAL AND ACQUISITION LIABILITIES

        As is typically the case in the solid waste industry, the Company is able to obtain only very limited environmental impairment insurance regarding its landfills. An uninsured or underinsured claim of sufficient magnitude could have a material adverse effect on the Company's financial condition. In connection with any transaction made by the Company, there may be liabilities that the Company fails or is unable to discover, including liabilities arising from non-compliance with environmental laws by prior owners, and for which the Company, as a successor owner, may be responsible.

HAZARDOUS SUBSTANCES LIABILITY

        The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), has been interpreted to impose joint and several liability on current and former owners or operators of facilities at which there has been a release or a threatened release of a "hazardous substance" and on persons who generate, transport or arrange for the disposal of such substances at the facility. Hundreds of substances are defined as "hazardous" under CERCLA and their presence, even in minute amounts, can result in substantial liability. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting such a cleanup can be significant. Notwithstanding its efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, such substances may be present in waste collected by the Company or disposed of in its landfills, or in waste collected, transported or disposed of in the past by acquired companies. As used in this Prospectus, "non-hazardous waste" means substances, including asbestos, that are not defined as hazardous wastes under federal regulations.

                 DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

        This Prospectus contains certain statements that are "Forward Looking Statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Those statements include, among other things, the discussions of the Company's business strategy and expectations concerning market position, future operations, margins, profitability, liquidity and capital resources, as well as statements concerning the integration of the operations of the LSW Subsidiaries and achievement of financial benefits and operational efficiencies in connection therewith. Although the Company believes that the expectations reflected in such Forward Looking Statements are reasonable, they can give no assurance that such expectations will prove to be correct. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, number of acquisitions and projected or anticipated benefits from acquisitions made by or to be made by the Company, or projections involving anticipated revenues, expenses, earnings, levels of capital expenditures or other aspects of operating results. All phases of the operations of the Company are subject to a number of uncertainties, risks and other influences, many of which are outside the control of the Company and any one of which, or a combination of which, could materially affect the results of the Company's operations and whether the Forward Looking Statements made by the Company ultimately prove to be accurate. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed in this section and in "Risk Factors."

                                   THE COMPANY

        The Company is the fourth largest solid waste management company in the United States, by revenues. The Company serves approximately 1.8 million customers through operations in 22 states. The Company has an extensive network of 32 transfer stations, 20 recycling facilities and 46 landfills. The Company's strategy is to develop vertically-integrated operations centered around landfills that are owned or operated by the Company in the markets it serves.

RECENT DEVELOPMENTS

        On December 30, 1996, the Company completed the acquisition of substantially all of the non-hazardous solid waste management business conducted by Laidlaw in the United States and Canada (the "Laidlaw Acquisition"), for consideration comprised of $1.2 billion cash, 14.6 million shares of the Company's common stock, warrants to acquire 20.4 million shares of common stock, and two junior subordinated debentures with an aggregate face amount of $318 million (the "Allied Canada Debentures"). The cash consideration was financed from the proceeds of the Senior Credit Facility and the sale of the Notes.

        On March ___, 1997, the Company completed the sale of substantially all of the Canadian operations of the Company (the "Canadian Sale") for $518 million in cash. The Company acquired the Canadian operations in the Laidlaw Acquisition in December 1996. Under the terms of the Canadian Sale, USA Waste acquired 41 collection companies, 10 recycling facilities and seven landfills in Canada. The Company used the proceeds from the Canadian Sale to pay down approximately $500 million in debt under the Senior Credit Facility. Unless otherwise indicated, all references to the Company and its operations contained herein give effect to the Laidlaw Acquisition and the Canadian Sale.

INDUSTRY TRENDS

        According to the National Solid Waste Management Association and Waste Age Magazine, the North American solid waste industry was estimated to have had revenues of more than $32 billion in 1995. The industry is highly fragmented with the four largest companies accounting, in 1995, for approximately 30% of revenues, seven mid-sized public companies accounting for approximately 4% of revenues, and several thousand municipalities and independent collection firms accounting for the remainder. The solid waste management industry has been affected significantly by increased regulation of disposal activities and to a lesser extent collection activities also, have been affected. In October 1991, the Environmental Protection Agency ("EPA") adopted new regulations pursuant to Subtitle D ("Subtitle D") of the Resource Conservation and Recovery Act of 1976, as amended ("RCRA") governing the disposal of non-hazardous solid waste. These regulations led to a variety of requirements applicable to landfill disposal sites, including the construction of liners and the installation of leachate collection systems, groundwater monitoring systems and methane gas recovery systems. The regulations also require enhanced control systems to monitor more closely the waste streams being disposed at landfills, extensive post-closure monitoring of sites and financial assurances that landfill operators will be able to comply with the stringent regulations. The rising costs associated with increasingly stringent industry regulations have tended to promote consolidation and acquisition activity within the industry.

        The Company believes that these trends will continue and are the result of several factors:

        (1) Subtitle D and similar state regulations have significantly increased the amount of capital and technical expertise required to own and operate a landfill. As a result, many landfill operators that lack the necessary capital or expertise are electing to sell their landfills as an alternative to closing them;

        (2) a number of municipalities are electing to privatize their municipal landfills as an alternative to funding the changes to such landfills required by Subtitle D and related state regulations; and

        (3) as a result of heightened sensitivity to environmental conditions in many communities, it is becoming increasingly desirable for solid waste management companies to provide waste recycling programs in addition to conventional collection and disposal services.

These developments, as well as more stringent bonding requirements being imposed on solid waste management companies by various municipalities, have increased the amount of capital generally required for solid waste management operations, causing smaller companies that lack the requisite capital to sell their operations to better-capitalized companies.

BUSINESS STRATEGY

           The Company's strategy is to build a vertically-integrated solid waste management company with a strong presence in select markets. The Company plans to implement this strategy by (i) establishing a market presence generally based on its landfills; (ii) increasing volume in its markets through "tuck-in" acquisitions of collection companies and marketing to new customers; (iii) providing a high level of customer service; (iv) competitively pricing its services based on the particular circumstances of each market; and (v) continuing to control costs and reduce corporate overhead as a percentage of revenues. The Company believes that its strategy to build vertically-integrated operations will provide the Company with competitive advantages in its targeted regional markets.

           The Company pursues acquisitions in geographic areas characterized by one or more of the following criteria: (i) the availability of permitted and underutilized landfill capacity located either close to or outside of, but within economic range of, a major population center, (ii) disposal fees that justify necessary transportation expenses, (iii) near or medium-term scheduled closures of landfills near such a population center, (iv) a shift in landfill ownership from public to private and (v) rural landfills that are likely to provide the opportunities in a local market.

           The Company has adopted the following four-step operating program in executing its business strategy:

           (1) Landfill Acquisitions. Once the Company identifies an area that qualifies under its target market criteria, the Company seeks to establish a market presence, generally by acquiring one or more landfills in that area that can be accessed economically from the metropolitan center or from the regional market area, either through direct hauling or through strategically located transfer stations. In evaluating a landfill acquisition, the Company considers, among others, the following factors: (i) current disposal costs together with transportation costs to the targeted landfill relative to transportation and disposal costs of potential competitors, (ii) expected landfill life, (iii) opportunities for landfill expansion, and (iv) projected short-term ability to secure an acceptable level of disposal volume.

           (2) Secure Captive Waste Volumes. The Company seeks to build a market presence and increase the utilization of the landfill by securing captive waste streams, which includes developing and acquiring transfer stations, entering into waste collection contracts and acquiring waste collection companies. Generally, the Company pursues the acquisition of collection companies that: (i) have well-established residential or commercial collection routes and accounts,
                     (ii) own and operate transfer stations, or (iii) do not own landfills and are vulnerable to volatile disposal pricing, which the Company believes it can minimize through landfill ownership.

           (3) "Tuck-in" Acquisitions. The Company acquires service rights, obligations, machinery and equipment in "tuck- in" acquisitions of collection companies to: (i) increase the waste stream directed to its landfills, (ii) maximize its market presence, and (iii) take advantage of economies of scale which should increase earnings and return on capital.

           (4) Integration of Operations. Immediately following an acquisition, the Company begins to integrate the acquired company into its operating and control systems, internalizing waste previously disposed at third party landfills to facilities owned or operated by the Company, establishing an operating plan, implementing the Company's operating policies and procedures, including the consolidation and rationalization of routes and pricing, establishing new banking and cash control procedures, integrating the acquired company's accounting, data processing and management reporting systems and appointing a new board of directors. In many acquisitions, the Company retains the management of the company it acquires in order to benefit from the existing management's understanding of the local market, personal and business contacts, and goodwill in the community.

OPERATIONS

           COLLECTION. Collection operations involve collecting and transporting non-hazardous waste from the point of generation to the transfer station or the site of disposal. Solid waste collection is generally provided under two primary types of arrangements, depending on the customer being served.

           Residential. Residential collection services are performed pursuant to individual monthly subscriptions directly to households or long-term contracts with municipal governments that give the Company exclusive rights to service all or a portion of the homes in such municipalities at established rates. The Company seeks to obtain municipal contracts which enhance the efficiency and profitability of the Company's operations as a result of the density of collection customers within a given area. At the end of the term of most municipal contracts, the Company will attempt to renegotiate the contract, and if unable to do so, will rebid the contract on a sealed bid basis. Residential collection service arrangements with households are made directly between the Company and the resident. The Company seeks to enter into residential service arrangements where the route density is high, thereby creating certain economics of scale. Collection fees are determined by the Company and the customer based on general competitive and prevailing local economic conditions such as collection frequency, the type and volume or weight of the waste collected, the distance to the disposal facility, and cost of disposal. Residential collection fees are either paid by the municipalities out of tax revenues or service charges or are paid directly by the residents receiving the service.

           Commercial. The Company provides containerized non-hazardous solid waste disposal services to a wide variety of commercial and industrial customers. These customers are provided with containers that are designed to be lifted mechanically and either emptied into a collection vehicle's compaction hopper or, in the case of roll-off containers, to be loaded onto the collection vehicle. The Company's commercial containers generally range in size from one to eight cubic yards and its roll-off containers generally range in size from 20 to 40 cubic yards. Contracts for commercial containers typically have terms of up to five years, may not be terminated by the customer prior to the end of the term and have renewal options. Contracts for roll-off containers may provide for temporary (such as the removal of waste from a construction site) or ongoing services. Fees relating to those contracts are determined by general competitive and prevailing local economic conditions and include other considerations such as collection frequency, type of equipment furnished, distance traveled to the disposal site, and the type and volume or weight of the waste collected.

           TRANSFER STATIONS. A transfer station is a facility where solid waste is received from third party and Company owned collection vehicles and then transferred to and compacted in large, specially-constructed trailers for transportation to disposal facilities. This consolidation reduces costs by improving utilization of collection personnel and equipment, and is an increasingly common procedure in the solid waste management industry. Fees are generally based upon such factors as the type and volume or weight of the waste transferred and the transport distance involved. The Company believes that as increased regulations and public pressure restrict the development of local landfills in urban and suburban areas, transfer stations will increasingly be used as an efficient means to transport waste over longer distances to available landfills.

           RECYCLING. In response to increasing awareness by the customer of environmental concerns and expanding federal and state regulations pertaining to waste recycling, the Company includes recycling as a component of its integrated solid waste management plan. Services include curbside collection of recyclable materials for residential customers, commercial and industrial collection of recyclable materials, and, to a lesser extent, material recovery/waste reduction. Recycling fees are generally service based wherein the customer pays for the cost of removing, processing and disposing of potentially recyclable materials. In most cases, mixed waste materials are received at an owned or leased materials recovery facility (MRF) which is often integrated into or contiguous to a transfer operation. Materials such as paper, cardboard, plastic, aluminum and other metals are sorted, separated, accumulated, bound or placed in a container and readied for transportation to a third-party which will reuse the separated materials. The purchaser generally pays for the materials based on fluctuating spot-market prices. Material for which there is no market or for which the market price is insufficient to warrant processing are disposed of at a landfill or other disposal facility.

           LANDFILLS. Solid waste landfills are the primary depositories for solid waste in the United States. A landfill must be carefully maintained to meet federal, state and local regulations pursuant to Subtitle D. Maintenance includes excavation, continuous spreading and compacting of waste, and covering of waste with earth or other inert material. The cost of transferring solid waste to a disposal location places a geographic restriction on solid waste companies. Access to a disposal facility, such as a landfill, is a requirement for all solid waste management companies. While access can be obtained to disposal facilities owned or operated by unaffiliated parties, the Company believes that it is generally preferable for collection companies to own or operate their own disposal facilities thereby ensuring access on favorable terms and the internalization of disposal fees.

MARKETING AND SALES

           Each of the Company's districts has a staff responsible for sales and marketing. The Company's policy is to periodically visit each commercial account. In addition to calling on existing customers, each salesperson calls upon potential customers within a specified territory in each service area.

           In addition to its sales efforts directed at commercial and industrial customers, the Company has a municipal marketing coordinator in most service areas. The municipal marketing coordinators are responsible for interfacing with each municipality or community to which the Company provides residential service to assure customer satisfaction. In addition, the municipal coordinators organize and handle bids for renewal and new municipal contracts in their service area.

PROPERTY AND EQUIPMENT

           The principal fixed assets used by the Company in its collection and transfer operations are 33 owned or operated transfer/recycling facilities. The Company operates 46 non-hazardous solid waste landfills.

           The Company's principal executive offices are located at 15880 Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260 where it currently leases approximately 33,000 square feet of office space. The Company also maintains regional administrative offices throughout the United States.

EMPLOYEES

           The Company employs approximately 5,000 persons. Certain employees of the Company are covered by collective bargaining agreements. The Company believes that its relations with its employees are satisfactory.

COMPETITION

           The non-hazardous waste collection and disposal industry is highly competitive. The industry is comprised of four national waste companies in addition to the Company, WMX Technologies, Inc., Browning-Ferris Industries, Inc. ("BFI"), Republic Industries, Inc., USA Waste Services, Inc. and local and regional companies of varying sizes and competitive resources such as United Waste Systems, Inc. and Superior Services, Inc. The Company also competes with those counties and municipalities that maintain their own waste collection or disposal operations. These counties and municipalities may have financial advantages through their access to tax revenues and tax-exempt financing and their ability to mandate the disposal of waste collected within the jurisdiction at a municipal landfill. The Company may also experience competition from companies using alternative methods of managing solid waste streams, such as incineration.

           The solid waste collection and disposal industry is currently undergoing significant consolidation, and the Company encounters competition in its efforts to acquire landfills and collection operations. Accordingly, it may become uneconomical for the Company to make further acquisitions or the Company may be unable to locate or acquire suitable acquisition candidates at price levels and on terms and conditions that the Company considers appropriate, particularly in markets the Company does not already serve.

ENVIRONMENTAL AND OTHER REGULATIONS

           The Company is subject to extensive and evolving environmental laws and regulations. These regulations are administered by the EPA and various other federal, state and local environmental, zoning, health and safety agencies, many of which periodically examine the Company's operations to monitor compliance with such laws and regulations. The Company believes that there will be increased regulation and legislation related to the waste management industry and the Company attempts to anticipate such future regulatory requirements to ensure compliance.

     The Company's operation of landfills subjects it to certain operational, monitoring, site maintenance, closure, post-closure and other obligations which could give rise to increased costs for monitoring and corrective measures. In connection with the Company's acquisition of existing landfills, it is often necessary to expend considerable time, effort and money to obtain permits required to increase the capacity of these landfills. Governmental authorities have the power to enforce compliance with these regulations and to obtain injunctions or impose civil or criminal penalties in case of violations.

     The Company's operations will be subject to extensive regulation, principally under the following federal statutes:

           The Resource Conservation and Recovery Act of 1976, as amended. RCRA regulates the handling, transportation and disposal of hazardous and non-hazardous wastes and delegates authority to states to develop programs to ensure the safe disposal of solid wastes. On October 9, 1991, the EPA promulgated Solid Waste Disposal Facility Criteria for non-hazardous solid waste landfills under Subtitle D. Subtitle D includes location standards, facility design and operating criteria, closure and post-closure requirements, financial assurance standards and groundwater monitoring as well as corrective action standards, many of which had not commonly been in place or enforced previously at landfills. Subtitle D applies to all solid waste landfill cells that received waste after October 9, 1991, and, with limited exceptions, all landfills were required to meet these requirements by October 9, 1993. Landfills that were not in compliance with the requirements of Subtitle D on the applicable date of implementation were required to close. In addition, landfills that stopped receiving waste before October 9, 1993 were not required to comply with the final cover provisions of Subtitle D. Each state must comply with Subtitle D and was required to submit a permit program designed to implement Subtitle D to the EPA for approval by April 9, 1993. States may impose requirements for landfill units that are more stringent than the requirements of Subtitle D. Once a state has an approved program, it must review all existing landfill permits to ensure that they comply with Subtitle D.

           The Federal Water Pollution Control Act of 1972 (the "Clean Water Act"), as amended. This act establishes rules regulating the discharge of pollutants into streams and other waters of the United States (as defined in the Clean Water Act) from a variety of sources, including solid waste disposal sites. If runoff from the Company's landfills or transfer stations may be discharged into surface waters, the Clean Water Act requires the Company to apply for and obtain discharge permits, conduct sampling and monitoring and, under certain circumstances, reduce the quantity of pollutants in those discharges. The permit program has been expanded to include stormwater discharges from landfills that receive, or in the past received, industrial waste. In addition, if development may alter or affect "wetlands," a permit may have to be obtained and certain mitigation measures may need to be undertaken before such development may be commenced. This requirement is likely to affect the construction or expansion of many solid waste disposal sites, including some owned or being developed by the Company. The Clean Water Act provides civil, criminal and administrative penalties for violations of its provisions.

           The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") addresses problems created by the release or threatened release of hazardous substances into the environment. CERCLA's primary mechanism for remediating such problems is to impose strict, joint and several liability for cleanup of disposal sites on current owners and operators of the site, former site owners and operators at the time of disposal, and waste generators and parties who arranged for disposal at the facility. The costs of a CERCLA cleanup can be substantial. Liability under CERCLA is not dependent on the existence or disposal of "hazardous wastes" (as defined under RCRA), but can also be founded on the existence of even minute amounts of the more than 700 "hazardous substances" listed by the EPA.

           The Clean Air Act, as amended. The Clean Air Act provides for increased federal, state and local regulation of the emission of air pollutants. The EPA has construed the Clean Air Act to apply to landfills. In March 1996, the EPA adopted New Source Performance Standard and Emission Guidelines (the "Emission Guidelines") for municipal solid waste landfills. These regulations impose limits on air emissions from solid waste landfills. The Emission Guidelines propose two sets of emissions standards, one of which is applicable to all solid waste landfills that commence construction, reconstruction or modification after May 30, 1991 and another which is applicable to all solid waste landfills that received waste or had the capacity to receive waste after November 8, 1987. The Emission Guidelines may be implemented by the states. These guidelines, combined with the new permitting programs established under the recent Clean Air Act amendments, will likely subject solid waste landfills to significant new permitting requirements and, in some instances, require installation of methane gas recovery systems.

           The Occupational Safety and Health Act of 1970 ("OSHA"), as amended. OSHA establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by the Occupational Safety and Health Administration, and various recordkeeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards, safety in excavation and demolition work, and the handling of asbestos, may apply to the Company's operations.

           Future Federal Legislation. In the future, the Company's collection, transfer and landfill operations may also be affected by legislation that may be proposed in the United States Congress that would authorize the states to enact legislation governing interstate shipments of waste. Such proposed federal legislation may allow individual states to prohibit the disposal of out-of-state waste or to limit the amount of out-of-state waste that could be imported for disposal and would require states, under certain circumstances, to reduce the amounts of waste exported to other states. If this or similar legislation is enacted, states in which the Company will operate landfills could act to limit or prohibit the importation of out-of-state waste. Such state actions could adversely affect landfills within these states that receive a significant portion of waste originating from out-of-state.

           State Regulation. Each state in which the Company operates has laws and regulations governing solid waste disposal and water and air pollution and, in most cases, regulations governing the design, operation, maintenance and closure of landfills and transfer stations. Management believes that several states have proposed or have considered adopting legislation that would regulate the interstate transportation and disposal of waste in their landfills. Many states have also adopted legislative and regulatory measures to mandate or encourage waste reduction at the source and waste recycling.

           The Company's collection and landfill operations may be affected by the current trend toward laws requiring the development of waste reduction and recycling programs. For example, a number of states have recently enacted laws that will require counties to adopt comprehensive plans to reduce, through waste planning, composting and recycling or other programs, the volume of solid waste deposited in landfills within the next few years. A number of states have taken or propose to take steps to ban or otherwise limit the disposal of certain wastes, such as yard wastes, beverage containers, newspapers, unshredded tires, lead-acid batteries and household appliances into landfills.

           The Company will implement its own environmental safeguards that comply with these governmental requirements. Additionally, the Company's policy will be to obtain an environmental assessment prepared by an independent environmental consulting firm for all real estate acquired.

LIABILITY INSURANCE AND BONDING

           The Company carries general liability, comprehensive property damage, workers' compensation, employer's liability, directors' and officers' liability and other coverages it believes are customary to the industry. The Company also has environmental impairment liability insurance for all of its operating landfills except one owned and four operated sites. The environmental impairment liability insurance is in the amount of up to $5 million for the policy term in excess of a $1 million deductible per claim.

           The Company is required to provide certain financial assurances to governmental agencies under applicable environmental regulations relating to its landfill and collection operations. These financial assurances include performance bonds, letters-of-credit, insurance contracts and trust deposits required principally to secure the Company's estimated landfill closure and post-closure obligations and collection contracts. The Company expects to be required to provide approximately $221.6 million in financial assurance obligations relating to its landfill operations. The Company expects that financial assurances will increase in the future as the Company acquires and expands its activities and that a greater percentage of the financial assurances will be comprised of letters-of-credit.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

           The Notes were sold by the Company on December 5, 1996, and were subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act, to institutional investors that are accredited investors in a manner exempt from registration under the Securities Act and to certain persons in transactions outside the United States in reliance on Regulation S under the Securities Act. In connection with the Note Offering, the Company entered into the Registration Rights Agreement, which requires, among other things, that on or before March 1, 1997, the Company (i) file with the SEC a registration statement under the Securities Act with respect to an issue of new notes of the Company identical in all material respects to the Notes, (ii) use their best efforts to cause such registration statement to become effective under the Securities Act and (iii) upon the effectiveness of that registration statement, offer to the Holders of the Notes the opportunity to exchange their Notes for a like principal amount of Exchange Notes, which would be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Holder" with respect to the Exchange Offer means any person in whose name the Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

           Because the Exchange Offer is for any and all Notes, the number of Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Notes outstanding. Following the consummation of the Exchange Offer, Holders of the Notes who did not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected. The Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL System of the National Association of Securities Dealers, Inc. Because the Company anticipates that most holders of Notes will elect to exchange such Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Notes remaining after the consummation of the Exchange Offer may be substantially limited.

TERMS OF THE EXCHANGE OFFER

           Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Notes validly tendered and not withdrawn prior to 5:00 p.m. New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

           The form and terms of the Exchange Notes are the same as the form and terms of the Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes generally will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture.

           Holders of Notes do not have any appraisal or dissenter's rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, including Rule 14e-1 thereunder.

           The Company shall be deemed to have accepted validly tendered Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Exchange Notes from the Company.

           If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

           Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

           The term "Expiration Date" shall mean 5:00 p.m., New York City time,
on            , 1997, unless the Company, in its sole discretion, extends the
Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

           To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice, followed by a public announcement thereof no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

           The Company reserves the right, in its reasonable judgment, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

           If the Company does not consummate the Exchange Offer, or, in lieu thereof, the Company does not file and cause to become effective the Shelf Registration Statement within the time periods set forth herein, liquidated damages will accrue and be payable on the Notes either temporarily or permanently. See "Description of Exchange Notes -- Registration Rights."

           Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON EXCHANGE NOTES

           The Exchange Senior Subordinated Notes will bear interest from December 5, 1996, the date of issuance of the Notes that are tendered in exchange for the Exchange Notes (or the most recent Interest Payment Date to which interest on such Notes has been paid). Accordingly, holders of Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Notes at the time of tender, but such interest will be payable on the first Interest Payment Date after the Expiration Date. Interest on the Exchange Notes will be payable semiannually on each June 1 and December 1, commencing on June 1, 1997.

PROCEDURES FOR TENDERING

           Only a Holder of Notes may tender such Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent so as to be received by the Exchange Agent at the address set forth below prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

           By executing the Letter of Transmittal, each Holder will make to the Company the representation set forth below in the second paragraph under the heading "-- Resale of Exchange Notes."

           The tender by a Holder and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

           THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

           Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf.

           Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless the Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

           If the Letter of Transmittal is signed by a person other than the registered Holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution. If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

           The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the Depository for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Depository's system may make book-entry delivery of the Notes by causing the Depository to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the Depository's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depository, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Depository does not constitute delivery to the Exchange Agent.

           All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Notes not properly tendered or any Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agents that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

Holders who wish to tender their Notes and (i) whose Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

           (a) the tender is made through an Eligible Institution;

           (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Notes and the principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Depository) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

           (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Depository) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

           Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWALS OF TENDERS

           Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

           To withdraw a tender of Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such Notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at the Depository to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Notes register the transfer of such Notes into the name of the person withdrawing the tender and
(iv) specify the name in which any such Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time or receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

           Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange Exchange Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if:

           (a) any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

           (b) any governmental approval has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

           If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may (i) refuse to accept any Notes and return all tendered Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Notes (see "-- Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

EXCHANGE AGENT

           First Trust National Association will act as Exchange Agent for the Exchange Offer.

           Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal for the Notes and requests for copies of Notice of Guaranteed Delivery should be directed to the Exchange Agent, addressed as follows:

           By Registered or Certified Mail, Overnight Mail or Courier Service or in Person by Hand:

           180 East 5th Street
           St. Paul, Minnesota 55101
           Attn:  Corporate Trust

           By Facsimile:

           (612) 244-1537

           Confirm by Telephone:

           (612) 244-1197

FEES AND EXPENSES

           The expenses of the Exchange Offer will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile or in person by officers and regular employees of the Company and its affiliates.

           The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

           The Company will pay all transfer taxes, if any, applicable to the exchange of the Notes pursuant to the Exchange Offer. If, however, certificates representing the Exchange Notes or the Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Notes tendered, or if tendered Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder.

ACCOUNTING TREATMENT

           The Exchange Notes will be recorded at the same carrying value as the Notes, which is the aggregate principal amount, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALE OF EXCHANGE NOTES

           Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Notes may be offered for resale, resold and otherwise transferred by any Holder of such Exchange Notes (other than any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Notes. Any Holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the SEC enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) and Morgan Stanley & Co., Incorporated (available June 5, 1991), or similar no-action letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

           By tendering in the Exchange Offer, each Holder will represent to the Company that, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is a Holder,
(ii) neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes and (iii) the Holder and such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the

Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company will represent to the Company that such Holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

           As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the SEC with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act.

CONSEQUENCES OF FAILURE TO EXCHANGE

           As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and Holders of Notes who do not tender their Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder of Notes that does not exchange that Holder's Notes for Exchange Notes will continue to hold the untendered Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

           The Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (vi) to an institutional accredited investor in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

OTHER

           Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders of the Notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

           The Company may in the future seek to acquire untendered Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Notes.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                              OF THE EXCHANGE OFFER

           The following discussion is based upon current provisions of the IRC, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Certain Holders of the Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. Each Holder of a Note should consult his, her or its own tax advisor as to the particular tax consequences of exchanging such Holder's Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

           The issuance of the Exchange Notes to Holders of the Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by Holders of the

Notes upon receipt of the Exchange Notes, and ownership of the Exchange Notes will be considered a continuation of ownership of the Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a Holder's basis in the Exchange Notes should be the same as such Holder's basis in the Notes exchanged therefor. A Holder's holding period for the Exchange Notes should include the Holder's holding period for the Notes exchanged therefor. The issue price, original issue discount inclusion and other tax characteristics of the Exchange Notes should be identical to the issue price, original issue discount inclusion and other tax characteristics of the Notes exchanged therefor.

           See also "Description of Certain Federal Income Tax Consequences of an Investment in the Exchange Notes."


                    DESCRIPTION OF THE SENIOR CREDIT FACILITY

           Concurrently with the Laidlaw Acquisition, the Company entered into a senior credit facility (the "Senior Credit Facility") consisting of (i) a $475 million five and one-half year amortizing senior secured term loan facility (the "Term Loan Facility"), (ii) three amortizing senior secured term loan facilities (the "Serialized Facilities") in an aggregate original principal amount of $500 million and with ultimate maturities which range from six and one-half years to eight and one-half years, and (iii) a $300 million five and one-half year senior secured revolving credit facility (the "Revolving Credit Facility"). The Term Loan Facility and the Serialized Facilities are amortizing senior secured term loans with annual amortizations of principal (payable quarterly) in various amounts.

           The Company is required to make prepayments on the Senior Credit Facility under certain circumstances, including upon certain asset sales and issuance of debt or equity securities. The Company is also required to make prepayments on the Senior Credit Facility in an amount equal to 75% of the Company's annual Excess Cash Flow (as defined in the Senior Credit Facility). These mandatory prepayments will be applied to prepay the Senior Credit Facility in the following order: first, to the Term Loan Facility and to the Serialized Facilities, ratably among each tranche except that the Lenders under each of the Serialized Facilities may elect in certain circumstances not to require such prepayment (in which event such prepayment will be applied to the Term Loan Facility), and second, to the permanent reduction of the Revolving Credit Facility. The Term Loan Facility and the Revolving Credit Facility bear interest, at the Company's option, at Credit Suisse's customary base rate plus 1.5% or at Credit Suisse's Eurodollar rate plus 2.5%. The Serialized Series A Facility bears interest, at the Company's option, at Credit Suisse's customary base rate plus 1.75% or at Credit Suisse's Eurodollar rate plus 2.75%. The Serialized Series B Facility bears interest, at the Company's option, at Credit Suisse's customary base rate plus 2.0% or at Credit Suisse's Eurodollar rate plus 3.0%. The Serialized Series C Facility bears interest, at the Company's option, at Credit Suisse's customary base rate plus 2.25% or at Credit Suisse's Eurodollar rate plus 3.25%. Beginning one year after the closing of the Senior Credit Facility, the margins above Credit Suisse's customary base rate and Credit Suisse's Eurodollar rate, at which the Term Loan Facility and the Revolving Credit Facility bear interest, may be reduced pursuant to a floating performance pricing grid which is based on the Total Debt/EBITDA (as defined in the Senior Credit Facility) ratio applicable for each testing period.

           Pursuant to the Revolving Credit Facility, the Company has $300 million of availability for working capital, letters-of-credit, acquisitions and other general corporate purposes. No more than $200 million of funded loans (excluding amounts outstanding pursuant to drawn letters of credit) may be outstanding at one time, of which up to $100 million may be used for acquisitions, subject to the Company meeting certain pro forma financial covenants. The amount borrowed under the Revolving Credit Facility for any proposed acquisition may not exceed three times the revenues of the business to be acquired for the preceding twelve-month period multiplied by the Company's EBITDA margin (the Company's EBITDA for the preceding 12-month period divided by its revenues for the period). Loans for acquisitions begin to amortize on dates and in amounts to be negotiated beginning three and one-half years after closing.

           The Senior Credit Facility is guaranteed by Allied and by each of the Company's present and future subsidiaries and is secured by all of the stock of the Company and the Company's present and future subsidiaries and by substantially all of the present and future property and assets of the Company and its present and future subsidiaries.

           The Senior Credit Facility contains certain financial covenants, including, but not limited to, covenants related to cash interest coverage, fixed charge coverage, Senior Debt/EBITDA ratio, total Debt/EBITDA ratio and a limit upon annual capital expenditures. In addition, the Senior Credit Facility contains other affirmative and negative covenants relating to (among other things) liens, payments on other Debt (including the Notes and the Exchange Notes), transactions with affiliates, mergers and acquisitions, sales of assets, leases, guarantees and investments. The Senior Credit Facility contains customary events of default for highly leveraged financings.

           The Company has interest rate protection in form and with parties acceptable to the lenders of the Senior Credit Facility (the "Senior Lenders") in an amount equal to ___% of the Term Loan Facility and the Serialized Facilities.

           In connection with the closing of the Canadian Sale, an aggregate amount of approximately $_____________ has been applied to prepayment of the Term Loan Facility and the Serialized Facilities. As a result, pro forma for the closing of the Canadian Sale and the application of the proceeds to prepay indebtedness under the Senior Credit Facility, as of December 31, 1996, there was an aggregate of $______________ outstanding under the Term Loan Facility and the Serialized Facilities and an aggregate of $_____________ outstanding under the Revolving Credit Facility.


                        DESCRIPTION OF THE EXCHANGE NOTES

           The Exchange Notes will be issued pursuant to an Indenture, dated as of December 1, 1996 (the "Indenture"), among the Company, Allied, as a Guarantor, the Subsidiary Guarantors and First Bank National Association, as trustee (the "Trustee").

           The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. The statements under this caption relating to the Exchange Notes and the Indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever defined terms or particular sections of the Indenture are referred to, such defined terms and sections are incorporated herein by reference. All references in this section to the "Company" refer solely to Allied Waste North America, Inc., the issuer of the Exchange Notes, and to "Allied" refer solely to Allied Waste Industries, Inc., and not to their respective subsidiaries.

CERTAIN DEFINITIONS

           Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (Section 101).

           "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Allied Canada Debentures" means the Zero Coupon Junior Subordinated Debenture of Allied Canada and the 7% Junior Subordinated Debenture of Allied Canada issued to Laidlaw Inc. ("Laidlaw") and subsequently transferred by Laidlaw to Allied Finance.

           "Allied Insurance" means Allied Insurance and Indemnity Corporation, a Vermont corporation and a Subsidiary of the Company, engaged solely in the business of issuing insurance policies with respect to the closure and post-closure financial assurance obligations of the Company and its Restricted Subsidiaries.

           "Asset Disposition" by any Person that is the Company or any Restricted Subsidiary means any transfer, conveyance, sale, lease or other disposition by the Company or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any Restricted Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Restricted Subsidiary of such Person), of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary or (ii) the property or assets of such Person or any Restricted Subsidiary representing a division or line of business or (iii) other assets or rights of such Person or any Restricted Subsidiary outside of the ordinary course of business, but excluding in each case in Clauses (i), (ii) and (iii),
(x) a disposition by a Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary or by such Person to a Wholly Owned Restricted Subsidiary, (y) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under "Mergers, Consolidations and Certain Sales and Purchases of Assets" of the Company and (z) any disposition that constitutes a Restricted Payment or Permitted Investment that is permitted pursuant to the provisions described under "Certain Covenants -- Limitation on Restricted Payments."

           "Bank Agreement" means the Credit Agreement entered into by the Company with Goldman Sachs Credit Partners L.P., Citibank, N.A., Citicorp Securities, Inc., Citicorp USA, Inc. and Credit Suisse, or any bank credit agreement that replaces, amends, supplements, restates or renews such Credit Agreement.

           "Bank Facility Capacity Increase" means a replacement, amendment, supplement, restatement, renewal or other modification of the Bank Agreement that increases the aggregate amount of borrowings permitted under the Bank Agreement.

           "Bank Facility Limit" means (x) $1,275 million less principal payments of term loans and permanent commitment reductions with respect to revolving loans under the Bank Agreement since the date of the Indenture or (y) following a Bank Facility Capacity Increase, the Increased Bank Facility Limit, less principal payment of term loans and permanent commitment reductions with respect to revolving loans under the Bank Agreement, as so replaced, amended, supplemented, restated, renewed or modified, since the date of such Bank Facility Capacity Increase.

           "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on a balance sheet of such Person in accordance with generally accepted accounting principles.

           "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

           "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

           "Comparable Treasury Issue" means on any date the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Exchange Notes on such date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of the Exchange Notes on such date. "Independent Investment Banker" means Goldman, Sachs or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

           "Comparable Treasury Price" means, with respect to any Redemption Date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

           "Consolidated EBITDA" of any Person means for any period the Consolidated Net Income for such period increased by the sum of (i) Consolidated Interest Expense of such Person for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense deducted in determining the Consolidated Net Income of such Person for such period; provided, however, that the Consolidated Interest Expense, Consolidated Income Tax Expense and consolidated depreciation and amortization expense of a Consolidated Subsidiary of such Person shall be added to the Consolidated Net Income pursuant to the foregoing only (x) to the extent and in the same proportion that the Consolidated Net Income of such Consolidated Subsidiary was included in calculating the Consolidated Net Income of such Person and (y) only to the extent that the amount specified in Clause (x) is not subject to restrictions that prevent the payment of dividends or the making of distributions to such Person.

           "Consolidated EBITDA Coverage Ratio" of any Person means for any period the ratio of (i) Consolidated EBITDA of such Person for such period to
(ii) the sum of (A) Consolidated Interest Expense of such Person for such period plus (B) the annual interest expense (including the amortization of debt discount) with respect to any Debt incurred or proposed to be Incurred by such Person or its Consolidated Subsidiaries since the beginning of such period to the extent not included in clause (ii)(A), minus (C) Consolidated Interest Expense of such Person with respect to any Debt that is no longer outstanding or that will no longer be outstanding as a result of the transaction with respect to which the Consolidated EBITDA Coverage Ratio is being calculated, to the extent included within Clause (ii)(A); provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further, that, in the event such Person or any of its Consolidated Subsidiaries has made acquisitions or dispositions of assets not in the ordinary course of business (including the acquisition by the Company of the Subsidiaries of Allied, the acquisition by the Company of the Subsidiaries of Laidlaw pursuant to the Acquisition and any other acquisitions of any other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, the computation of the Consolidated EBITDA Coverage Ratio (and for the purpose of such computation, the calculation of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated EBITDA) shall be made on a pro forma basis as if the acquisitions or dispositions had taken place on the first day of such period.

           "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles.

           "Consolidated Interest Expense" of any Person means for any period the consolidated interest expense included in a consolidated income statement (net of interest income) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles; (ii) the amortization of Debt discounts; (iii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iv) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (v) any Preferred Stock dividends declared and paid or payable in cash; and (vi) any interest capitalized in accordance with generally accepted accounting principles; provided, however, that Consolidated Interest Expense shall not include interest expense or amortization of Debt discounts relating to the Allied Canada Debentures.

           "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction (subject to the final proviso of the definition of Consolidated EBITDA Coverage Ratio when Consolidated Net Income is being computed for purposes of calculating the Consolidated EBITDA Coverage Ratio),
(b) the net income (but not net loss) of any Consolidated Subsidiary of such Person that is subject to restrictions that prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions,
(c) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (d) gains or losses on asset dispositions by such Person or its Consolidated Subsidiaries, (e) any net income (loss) of a Consolidated Subsidiary that is attributable to a minority interest in such Consolidated Subsidiary, (f) all extraordinary gains and extraordinary losses that involve a present or future cash payment and (g) the tax effect of any of the items described in Clauses (a) through (f) above.

           "Consolidated Net Worth" of any Person at any date means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries at such date, as determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Interests of such Person; provided, however, that, with respect to the Company and its Restricted Subsidiaries, adjustments following the date of the Indenture to the accounting books and records of the Company and its Restricted Subsidiaries in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect to.

           "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles; provided, however, that, for any particular period during which any Subsidiary of such person was an Unrestricted Subsidiary, "Consolidated Subsidiaries" will exclude such Subsidiary for such period (or portion thereof) during which it was an Unrestricted Subsidiary.

           "Consolidated Total Assets" of any Person at any date means the consolidated total assets of such Person and its Restricted Subsidiaries at such date, as determined on a consolidated basis in accordance with generally accepted accounting principles.

           "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, Exchange Notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person,
(vi) the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination, (vii) every net payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination and (viii) every obligation of the type referred to in Clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, Guarantor or otherwise.

           "Excepted Disposition" means a transfer, conveyance, sale, lease or other disposition by the Company or any Restricted Subsidiary of (i) the Capital Stock or assets of Specialized Waste, or (ii) any other asset of the Company or any Restricted Subsidiary the fair market value of which does not exceed $5 million by itself or $10 million in aggregate with all other assets disposed off in Excepted Dispositions under this Clause (ii) in any fiscal year.

           "Guaranty" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt, or dividends or distributions on any equity security, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

           "Increased Bank Facility Limit" means, in connection with any Bank Facility Capacity Increase, the amount that is the least of (i) the aggregate amount of Debt permitted to be outstanding under the terms of the Bank Agreement, as amended pursuant to such Bank Facility Capacity Increase, (ii) the amount equal to three times Consolidated EBITDA of the Company for the most recently ended four fiscal quarters period for which financial statements are available immediately preceding the date of such Bank Facility Capacity Increase and (iii) the amount equal to the sum of (x) the maximum amount of Debt that the

Company would be permitted to Incur on such date under the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph of Section 1008 on the terms contemplated by the Bank Agreement, as amended by the Bank Facility Capacity Increase and (y) the aggregate amount of Debt outstanding under the Bank Agreement on such date.

           "Incur" means, with respect to any Debt of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt, or the taking of any other action which would cause such Debt, in accordance with generally accepted accounting principles to be recorded on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that, the Debt of any other Person becoming a Restricted Subsidiary of such Person will be deemed for this purpose to have been Incurred by such Person at the time such other Person becomes a Restricted Subsidiary of such Person, provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

           "Intercompany Agreements" means the Management Agreements between Allied and the Company dated November 15, 1996.

           "Interest Rate or Currency Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements), and/or other types of interest hedging agreements and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements).

           "Investment" by any Person in any other Person means (i) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise), (ii) any direct or indirect purchase or other acquisition of any Capital Stock, bond, note, debenture or other debt or equity security or evidence of Debt, or any other ownership interest, issued by such other Person, whether or not such acquisition is from such or any other Person, (iii) any direct or indirect payment by such Person on a Guaranty of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guaranty or (iv) any other investment of cash or other property by such Person in or for the account of such other Person.

           "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or title exception, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

           "Med Track" means Laidlaw Med Track Medical Services, Inc., a British Columbia corporation and a Subsidiary of the Company. Upon closing the Acquisition, the Company will own 55% of the common stock of Med Track.

           "Net Available Proceeds" from any Asset Disposition by any Person that is the Company or any Restricted Subsidiary means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or that must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition (iii) amounts provided as a reserve by such Person or its Restricted Subsidiaries, in accordance with generally accepted accounting principles, against liabilities under any indemnification obligations to the buyer in such Asset Disposition (except to the extent and at the time any such amounts are released from any such reserve, such amounts shall constitute Net Available Proceeds) and (iv) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

           "pari passu", when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt
(a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other Debt and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other Debt or to any Debt of such Person as to which the other Debt is not so subordinate.

           "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby.

           "Permitted Investment" means (i) Investments in the Company or any Person that is, or as a consequence of such Investment becomes, a Wholly Owned Restricted Subsidiary, (ii) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than one year,
(iii) time deposits and certificates of deposit, demand deposits and banker's acceptances having maturities of not more than one year from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million and having peer group rating of B or better (or the equivalent thereof) by Thompson BankWatch, Inc. or outstanding long-term debt rated BBB or better (or the equivalent thereof) by Standard & Poor's Ratings Group or Baa or better (or the equivalent thereof) by Moody's Investors Service, Inc., (iv) demand deposits made in the ordinary course of business and consistent with the Company's customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof, (v) insured deposits issued by commercial banks of the type described in Clause (iv) above, (vi) mutual funds whose investment guidelines restrict such funds' investments primarily to those satisfying the provisions of Clauses (i) through (iii) above, (vii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in Clauses
(ii) and (iii) above entered into with any bank meeting the qualifications specified in Clause (iii) above, (viii) commercial paper (other than commercial paper issued by an Affiliate or Related Person) rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing within 360 days, (ix) receivables owing to the Company or a Restricted Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (x) any Investment consisting of loans and advances to employees of the Company or any Restricted Subsidiary for travel, entertainment, relocation or other expenses in the ordinary course of business, (xi) any Investment consisting of loans and advances by the Company or any Restricted Subsidiary to employees, officers and directors of the Company or Allied, in connection with management incentive plans not to exceed $5 million at any time outstanding; provided, however, that to the extent the proceeds thereof are used to purchase Capital Stock (other than Redeemable Interests) of Allied and Allied uses the proceeds thereof to acquire Capital Stock (other than Redeemable Interests) of the Company, such limitation on the amount of such Investments at any time outstanding shall not apply with respect to such Investments, (xii) any Investment consisting of a Permitted Interest Rate or Currency Protection Agreement, (xiii) any Investment acquired by the Company or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (xiv) any Investment that constitutes part of the consideration from an Asset Disposition made pursuant to, and in compliance with, the covenant described above under "--Repurchase at the Option of Holders -- Asset Sales,"
(xv) Investments the payment for which consists exclusively of Capital Stock (exclusive of Redeemable Interests) of the Company; and (xvi) other Investments in an aggregate amount of not to exceed $50 million.

           "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

           "Public Offering" means any underwritten public offering of Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended.

           "Redeemable Interest" of any Person means any equity security of or other ownership interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Exchange Notes.

           "Reference Treasury Dealer" means each of Goldman, Sachs & Co., Citicorp Securities, Inc., and CS First Boston Corporation and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

           "Related Person" of any Person means, without limitation, any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or
(b) 5% or more of the Voting Stock of such Person.

           "Restricted Subsidiary" means (i) at any date, a Subsidiary of the Company that is not an Unrestricted Subsidiary as of such date and (ii) for any period, a Subsidiary of the Company that for any portion of such period is not an Unrestricted Subsidiary, provided that such term shall mean such Subsidiary only for such portion of such period.

           "Sale and Leaseback Transaction" means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by a Person of any property or asset of such Person which has been or is being sold or transferred, more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof, by such Person to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

           "Senior Debt" means (i) with respect to the Company, Debt created pursuant to the Bank Agreement, (ii) with respect to the Company, any Guarantor or any Restricted Subsidiary, Debt of such Person referred to in clauses (i),
(ii), (iii), (v) or (vii) of the definition of Debt, whether Incurred on or prior to the date of the Indenture or thereafter Incurred, (iii) with respect to the Company, any Guarantor or any Restricted Subsidiary, Guarantees by such person of Senior Debt and (iv) amendments, modifications, renewals, extensions, refinancings and refundings of any such Debt; provided, however, the following shall not constitute Senior Debt: (A) any Debt owed to a Person when such Person is a Subsidiary of the Company, (B) any Debt which by the terms of the instrument creating or evidencing the same is pari passu or subordinate in right of payment to the Exchange Notes, (C) any Debt Incurred in violation of the Indenture or (D) any Debt which is subordinate in right of payment in any respect to any other Debt of the Company. For purposes of this definition, "Debt" includes any obligation to pay principal, premium (if any), interest, penalties, reimbursement or indemnity amounts, fees and expenses (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-petition interest is allowed in such proceeding).

           "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs or (iii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affairs thereof.

           "Treasury Yield" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

           "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

           "Unrestricted Subsidiary" means (i) at any date a Subsidiary of the Company that is an Unrestricted Subsidiary in accordance with the provisions of the Indenture described under the caption "Covenants -- Unrestricted Subsidiaries" and (ii) for any period, a Subsidiary of the Company that for any portion of such period is an Unrestricted Subsidiary in accordance with the provisions of the Indenture as described under the caption "Covenants -- Unrestricted Subsidiaries," provided that such term shall mean such Subsidiary only for such portion of such period.

           "Voting Stock" of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

           "Weighted Average Life" means, as of the date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Debt and the amount of such principal by (ii) the sum of all such principal payments.

GENERAL

           The Exchange Notes are unsecured senior subordinated obligations of the Company, are limited to $525 million aggregate principal amount and mature on December 1, 2006.

           The Exchange Notes are fully and unconditionally guaranteed on a senior subordinated basis by Allied (such guarantee, the "Parent Guarantee"). Allied's obligations under the Parent Guarantee will be fully and unconditionally guaranteed, on a senior subordinated basis by Allied Finance (such guarantee, the "Allied Finance Guarantee").

           The Exchange Notes will also be fully and unconditionally guaranteed by the existing Restricted Subsidiaries of the Company, other than Allied Insurance and Med Track, and the Company will covenant to cause any Restricted Subsidiaries acquired or created in the future to fully and unconditionally guarantee the Exchange Notes, in each case jointly and severally on a senior subordinated basis (such guarantees, the "Subsidiary Guarantees" and together with the Parent Guarantee and the Allied Finance Guarantee, the "Senior Subordinated Guarantees"; such guarantors, the "Subsidiary Guarantors," and together with Allied and Allied Finance, the "Guarantors"). The Senior Subordinated Guarantees will be unsecured (except as described in the following paragraph with respect to the Allied Finance Guarantee) senior subordinated obligations of the Guarantors and will be subordinate in right of payment to the prior payment in full of all Senior Debt of the Guarantors to substantially the same extent as the Exchange Notes are subordinated to Senior Debt of the Company.

           The Allied Finance Guarantee will be secured on a senior subordinated basis by a pledge of the Allied Canada Debentures.

           The Exchange Notes are effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables and capital lease obligations) of Allied Insurance and the Company's Subsidiaries (if any) that are Unrestricted Subsidiaries, and thus not Subsidiary Guarantors, and would be so subordinated to all existing and future indebtedness of the Subsidiary Guarantors if the Subsidiary Guarantees were avoided or subordinated in favor of the Subsidiary Guarantors' other creditors. See "Risk Factors -- Substantially All Operations at Subsidiary Level; Structural Subordination" and "-- Fraudulent Conveyance."

INTEREST AND PAYMENTS

           The Exchange Notes will bear interest at 10 1/4% per annum, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 1997, until the principal thereof is paid or made available for payment, to the Person in whose name the Exchange Note (or any Predecessor Note) is registered at the close of business on the preceding May 15 or November 15, as the case may be. The Exchange Notes will bear interest on overdue principal and premium (if any) and, to the extent permitted by law, overdue interest at 10 1/4% per annum plus 2%. Interest on the Exchange Notes will be computed on the basis of a 360-day year of twelve 30-day months. (Section 301).

           The principal of (and premium, if any) and interest (including Special Interest (as defined herein)) on the Exchange Notes will be payable, and the transfer of Exchange Notes will be registrable, at the office or agency of the Company in The Borough of Manhattan, The City of New York. In addition, payment of interest may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register; provided, however, that all payments of the principal (and premium, if any) and interest on Exchange Notes, the Holders of which have given wire transfer instructions to the Company or its agent at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions.

           No service charge will be made for any registration of transfer or exchange of Exchange Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 203 and 307).

FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

           Exchange Notes will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. The Exchange Notes generally will be represented by one or more fully-registered global notes (collectively, the "Global Exchange Note"). Notwithstanding the foregoing, Notes held in certificated form will be exchanged solely for Exchange Notes in certificated form, as discussed below. The Global Exchange Note will be deposited upon issuance with The Depository Trust Company ("DTC") and registered in the name of DTC or a nominee of DTC (the "Global Exchange Note Registered Owner"). Except as set forth below, the Global Exchange Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

           A Holder may transfer or exchange Exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Exchange Notes selected for redemption. Also, the Company is not required to transfer or exchange Exchange Note for a period of 15 days before a selection of Exchange Notes to be redeemed.

           The registered Holder of an Exchange Note will be treated as the owner of such Exchange Note for all purposes.

EXCHANGES OF BOOK-ENTRY EXCHANGE NOTES FOR CERTIFICATED EXCHANGE NOTES

           A beneficial interest in a Global Exchange Note may not be exchanged for an Exchange Note in certificated form unless (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Exchange Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company thereupon fails to appoint a successor Depositary, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Exchange Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Exchange Notes. In all cases, certificated Exchange Notes delivered in exchange for any Global Exchange Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Exchange Note.

CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL EXCHANGE NOTES

           The descriptions of the operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

           DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

           DTC had advised the Company that its current practice, upon the issuance of the Global Exchange Notes, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Exchange Notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Exchange Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

           AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL EXCHANGE NOTE, DTC OR SUCH NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE EXCHANGE NOTES REPRESENTED BY SUCH GLOBAL EXCHANGE NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE EXCHANGE NOTES. Except in the limited circumstances described above under "-- Exchanges of Book-Entry Notes for Certificated Notes," owners of beneficial interests in a Global Exchange Note will not be entitled to have any portions of such Global Exchange Note registered in their names, will not receive or be entitled to receive physical delivery of Exchange Notes in definitive form and will not be considered the owners or Holders of the Global Exchange Note (or any Exchange Notes represented thereby) under the Indenture or the Exchange Notes.

           Investors may hold their interests in the Global Exchange Note directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Exchange Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Exchange Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

           Payments of the principal of, premium, if any, and interest on Global Exchange Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Company, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

           The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Exchange Note representing any Exchange Notes held by it or its nominee, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Exchange Note for such Exchange Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Exchange Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants. None of the Company or the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Exchange Notes for all purposes.

           Interests in the Global Exchange Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

           Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Exchange Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the DTC settlement date. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Exchange Note by or through a Euroclear or CEDEL participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the DTC settlement date.

           DTC has advised the Company that it will take any action permitted to be taken by a holder of Exchange Notes only at the direction of one or more participants to whose accounts with DTC interests in the Global Exchange Notes are credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined below) under the Exchange Notes, DTC reserves the right to exchange the Global Exchange Notes for Exchange Notes in certificated form, and to distribute such Exchange Notes to its participants.

           Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Exchange Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Exchange Notes.

OPTIONAL REDEMPTION

           The Exchange Notes will not be subject to any redemption at the option of the Company prior to December 1, 2001 except as set forth in the following paragraphs. On or after December 1, 2001, the Exchange Notes will be subject to redemption, in whole or in part, at the option of the Company at any time prior to maturity, upon not less than 30 nor more than 60 days notice mailed to each Holder of Exchange Notes to be redeemed at his address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of principal amount) plus accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

YEAR                                             Redemption Price
----                                             ----------------
2001                                                 105.1250%
2002                                                 103.4167
2003                                                 101.7083
and thereafter                                       100.0000

           Prior to December 1, 2001, the Exchange Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time, upon not less than 30 nor more than 60 days notice mailed to each Holder of Exchange Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a

Redemption Price equal to the greater of (i) 100% of their principal amount or
(ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 75 basis points, plus in each case accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date). (Sections 203, 301 and 1102).

           At any time, or from time to time, prior to 180 days after December 30, 1996, up to $100 million in aggregate principal amount of the Exchange Notes will be redeemable, at the option of the Company, from the net proceeds of one or more Asset Dispositions by the Company or its Subsidiaries, at a Redemption Price equal to 110.25% of the principal amount thereof, together with accrued but unpaid interest (including Special Interest) to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date); provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding Asset Disposition. (Sections 203, 301 and 1102).

           At any time, or from time to time, prior to December 1, 1999, up to 33 1/3% in aggregate principal amount of Exchange Notes originally issued under the Indenture will be redeemable, at the option of the Company, from the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests) of Allied, at a Redemption Price equal to 110.25% of the principal amount thereof, together with accrued but unpaid interest (including Special Interest) to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding public offering. (Sections 203, 301 and 1102).

           If less than all the Exchange Notes are to be redeemed, the particular Exchange Notes to be redeemed will be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Exchange Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Exchange Notes of a denomination larger than $1,000. (Sections 1103, 1104 and 1105).

MANDATORY REDEMPTION

           Except as described below under "Repurchase at the Option of Holders -- Asset Dispositions" and "-- Change of Control," the Exchange Notes will not have the benefit of any mandatory redemption or sinking fund obligations of the Company.

REPURCHASE AT THE OPTION OF HOLDERS

           ASSET DISPOSITIONS

           The Company may not make, and may not permit any Restricted Subsidiary to make, any Asset Disposition (other than an Asset Disposition permitted under "Mergers, Consolidations and Certain Sales and Purchases of Assets") unless: (i) the Company (or such Restricted Subsidiary, as the case may
be) receives consideration at the time of such disposition at least equal to the fair market value of the shares or the assets disposed of, as determined in good faith by the Board of Directors for any transaction (or series of transactions) involving in excess of $1 million and not involving solely a sale of equipment or other assets specifically contemplated by the Company's capital expenditure budget previously approved by the Board of Directors; (ii) at least 75% of the consideration received by the Company (or such Subsidiary) consists of (u) cash or readily marketable cash equivalents, (v) the assumption of Debt or other liabilities reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles (excluding Debt or any other liabilities subordinate in right of payment to the Exchange Notes) and release from all liability on such Debt or other liabilities assumed, (w) assets used in, or stock or other ownership interests in a Person that upon the consummation of such Asset Disposition becomes a Restricted Subsidiary and will be principally engaged in, the business of the Company or any of its Wholly Owned Restricted Subsidiaries as such business is conducted immediately prior to such Asset Disposition or (x) any combination thereof; and (iii) 100% of the Net Available Proceeds from such Asset Disposition (including from the sale of any marketable cash equivalents received therein) are applied by the Company or a Restricted Subsidiary (A) first, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Proceeds, to repayment of Senior Debt of the Company or its Restricted Subsidiaries then outstanding under any agreements or instruments which would require such application or which would prohibit payments pursuant to Clause (B) following; (B) second, to the extent Net Available Proceeds are not required to be applied to Senior Debt as specified in Clause (A), to purchases of Outstanding Exchange Notes pursuant to an Offer to Purchase (to the extent such an offer is not prohibited by the terms of any Senior Debt then outstanding) at a purchase price equal to 100% of their principal amount plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the purchase date); and (C) third, to the extent of any remaining Net Available Proceeds following completion of such Offer to Purchase, to any other use as determined by the Company which is not otherwise prohibited by the Indenture. (Section 1014).

           Notwithstanding the foregoing, the Company will not be required to comply with the provisions of the Indenture described in Clause (iii) of the preceding paragraph (i) if the Net Available Proceeds (less any amounts ("Reinvested Amounts") invested within one year from the later of the date of the related Asset Disposition or the receipt of such Net Available Proceeds in assets that will be used in the business of the Company or any of its Wholly Owned Restricted Subsidiaries as such business is conducted prior to such Asset Disposition (determined by the Board of Directors in good faith) are less than $50 million (such lesser amount to be carried forward on a cumulative basis for purposes of determining the application of this paragraph) or (ii) to the extent the Company elects to redeem the Exchange Notes with the Net Available Proceeds pursuant to the third paragraph under "Optional Redemption." Notwithstanding the foregoing, if any Restricted Subsidiary in which a Reinvested Amount is invested becomes an Unrestricted Subsidiary thereafter, then such change in status will be deemed an Asset Disposition with Net Available Proceeds of cash in an amount equal to such Reinvested Amount, and such amount of cash will be applied pursuant to Clause (iii) above (subject to this paragraph). (Section 1014).

           Notwithstanding the foregoing, the Company will not be required to comply with the requirements described in Clause (ii) of the second preceding paragraph if the Asset Disposition is an Excepted Disposition.

           Any Offer to Purchase required by the provisions described above will be effected by the sending of the written terms and conditions thereof (the "Offer Document"), by first class mail, to Holders of the Exchange Notes within 30 days after the date which is one year after the later of the date of such Asset Disposition or the receipt of the related Net Available Proceeds. The form of the Offer to Purchase and the requirements that a Holder must satisfy to tender any Exchange Note pursuant to such Offer to Purchase are substantially the same as those described below under "Change of Control."

           CHANGE OF CONTROL

           Within 30 days following the date the Company becomes aware of the consummation of a transaction that results in a Change of Control (as defined below), the Company will commence an Offer to Purchase all Outstanding Exchange Notes, at a purchase price equal to 101% of their aggregate principal amount plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase). Such obligation will not continue after a discharge of the Company or defeasance from its obligations with respect to the Exchange Notes. See "Defeasance."

           A "Change of Control" will be deemed to have occurred in the event that, after the date of the Indenture, (i) any Person, or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially own 50% or more of the total voting power of all classes of Voting Stock of Allied, (ii) any Person or Group, together with any Affiliates or Related Persons thereof, succeeds in having sufficient of its nominees elected to the Board of Directors of Allied such that such nominees, when added to any existing director remaining on the Board of Directors of Allied after such election who is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of Allied, (iii) there occurs any transaction or series of related transactions, and the beneficial owners of the Voting Stock of Allied immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock of Allied (or in the case of a transaction (or series) in which another entity becomes a successor to Allied, of the successor entity) or (iv) the Company ceases to be a Subsidiary of Allied. (Section 1015).

           The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes resulting from a Change of Control.

           The terms of the Bank Agreement prohibit any repurchase of Exchange Notes by the Company in the event of a Change of Control, unless all indebtedness then outstanding under the Bank Agreement is first repaid. In order to repay such indebtedness and repurchase the Exchange Notes, it may be necessary for the Company to recapitalize and/or refinance some or all of its outstanding indebtedness. There can be no assurance that such recapitalization or refinancing, if required, would be accomplished on favorable terms, in a timely manner or at all. Were any obligation of the Company to repurchase Exchange Notes upon a Change of Control to result in a default under the Bank Agreement, payments owing on the Exchange Notes could be blocked pursuant to the subordination provisions of the Exchange Notes. See "Subordination."

           Prior to the mailing of an Offer Document, the Company will in good faith seek to obtain any required consents of the Holders of Senior Debt or repay the outstanding obligations thereunder. The right of the Holders to require the Company to purchase Exchange Notes pursuant to an Offer will be subject to obtaining the requisite consents or making such repayment.

           Within 30 days of a Change of Control, an Offer Document will be sent, by first class mail, to Holders of the Exchange Notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase, which at a minimum will include (a) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the provisions described under "Certain Covenants -- Provision of Financial Information" below (which requirements may be satisfied by delivery of such documents together with the Offer to Purchase), (b) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in Clause (a) (including a description of the events requiring the Company to make the Offer to Purchase), (c) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (d) any other information required by applicable law to be included therein. The Offer Document will contain all instructions and materials necessary to enable Holders of the Exchange Notes to tender Exchange Notes pursuant to the Offer to Purchase. The Offer Document will also state (i) that a Change of Control has occurred (or, if the Offer to Purchase is delivered in connection with an Asset Disposition, that an Asset Disposition has occurred) and that the Company will offer to purchase the Holder's Exchange Notes, (ii) the Expiration Date of the Offer to Purchase, which will be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer Document, (iii) the Purchase Date for the purchase of Exchange Notes which will be within five Business Days after the Expiration Date, (iv) the aggregate principal amount of Exchange Notes to be purchased (including, if less than 100%, the manner by which such purchase has been determined pursuant to the Indenture) and the purchase price and (v) a description of the procedure which a Holder must follow to tender all or any portion of the Exchange Notes. (Sections 101 and 1016).

           To tender any Exchange Note, a Holder must surrender such Exchange Note at the place or places specified in the Offer Document prior to the close of business on the Expiration Date (such Exchange Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing). Holders will be entitled to withdraw all or any portion of Exchange Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Exchange Note the Holder tendered, the certificate number of the Exchange Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender. Any portion of an Exchange Note tendered must be tendered in an integral multiple of $1,000 principal amount. (Section 101).

REGISTRATION RIGHTS

           The Company has entered into the Registration Rights Agreement pursuant to which the Company agreed, for the benefit of the Holders of the Notes and the Exchange Notes, to (i) file the Registration Statement under the Securities Act relating to the Exchange Offer; (ii) use its best efforts to cause the Registration Statement to become effective as soon as practicable, but in no case later than June 28, 1997; (iii) use its best efforts to complete the Exchange Offer promptly, but no later than 45 days after the date upon which the Registration Statement became effective; (iv) hold the Exchange Offer open for at least 30 days, and (v) issue Exchange Notes for all Notes validly tendered and not withdrawn before the expiration of the Exchange Offer.

           The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed with the Commission as an exhibit to the Registration Statement.

           Under existing Commission interpretations, the Exchange Notes would generally be freely transferable after the Exchange Offer without further registration under the Securities Act, except that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to the resale of those Exchange Notes. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of any unsold allotment from the original sale of the Notes) by delivery of this Prospectus. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers to use this Prospectus in connection with the resale of such Exchange Notes. The Registration Statement will be kept effective for a period of 90 days after the Exchange Offer has been completed in order to permit resales of Exchange Notes acquired by broker-dealers in the Exchange Offer for Notes acquired in after-market transactions. Each Holder of the Notes (other than certain specified Holders) who wishes to exchange such Notes for Exchange Notes in the Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business, that at the time of the commencement of the Exchange Offer it has no arrangement with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an Affiliate of the Company.

           However, if on or before the date of consummation of the Exchange Offer the existing Commission interpretations are changed such that the Exchange Notes would not generally be freely transferable on such date, the Company will, in lieu of effecting registration of Exchange Notes, use its best efforts to file the Shelf Registration Statement as soon as practicable, but no later than the later of 30 days after the time such obligation to file arises and February 28, 1997. The Company agrees to use its best efforts to cause the Shelf Registration Statement to become or be declared effective no later than 120 days after such Shelf Registration Statement is filed and to keep such Shelf Registration Statement continuously effective for a period of three years after the date the Shelf Registration Statement becomes or is declared effective. The Company will, in the event the Shelf Registration Statement is filed, provide to the Holders of the Notes copies of the prospectus that is a part of the Shelf Registration Statement, notify such Holders when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A Holder of Notes that sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification obligations).

           In the event that (i) the Company has not filed the Shelf Registration Statement on or before any date on which such Shelf Registration Statement is required to be filed; (ii) such Shelf Registration Statement has not become effective or been declared effective by the Commission on or before any date on which such Shelf Registration Statement is required to become or be declared effective; or (iii) the Exchange Offer has not been completed within 45 days after the date upon which the Registration Statement became effective; or
(iv) the Registration Statement or any required Shelf Registration Statement is filed and declared effective but shall thereafter either be withdrawn by the Company or shall become subject to an effective stop order issued pursuant to
Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted in the Registration Rights Agreement) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, as liquidated damages for such Registration Default, Special Interest, in addition to the base interest that would otherwise accrue on the Notes, shall accrue at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% for the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. The Special Interest will be payable in cash semiannually in arrears on each June 1 and December 1. Special Interest, if any, will be computed on the basis of a 365 or 366 day year, as the case may be, and the number of days actually elapsed.

SUBORDINATION

           The payment of the principal of (and premium, if any) and interest (including Special Interest) on the Exchange Notes will, in certain circumstances as set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Debt of the Company. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets and liabilities or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Debt of the Company will be entitled to receive payment in full of the principal of (and premium, if any) and interest on such Senior Debt, including all amounts due or to become due on all such Senior Debt, or provision will be made for payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, before the Holders of Exchange Notes are entitled to receive any Securities Payments. "Securities Payment" means any payment or distribution of any kind, whether in cash, property or securities (including any payment or distribution deliverable by reason of the payment of any other Debt subordinated to the Exchange Notes but excluding any payment or distribution made from the Collateral Account pursuant to the Collateral Agreement) on account of the principal of (and premium, if any) or interest (including Special Interest) on the Exchange Notes or on account of the purchase or redemption or other acquisition of Exchange Notes by the Company, Allied or any Subsidiary of the Company. In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note receives any Securities Payment before all Senior Debt of the Company is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Senior Debt, then and in such event such Securities Payment will be required to be paid over or delivered forthwith to the holders of Senior Debt for application to the payment of all Senior Debt of the Company remaining unpaid, to the extent necessary to pay such Senior Debt in full. (Sections 1401 and 1402).

           The Company may not make any Securities Payments if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on Senior Debt of the Company or if there has occurred and is continuing any event of default with respect to Senior Debt of the Company which has resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable (a "Senior Payment Default"). In addition, if any default (other than a Senior Payment Default), with respect to any Senior Debt of the Company permitting after notice or lapse of time (or both) the holders thereof (or a trustee on behalf thereof) to accelerate the maturity thereof (a "Senior Nonmonetary Default") has occurred and is continuing and the Company and the Trustee have received written notice thereof from the Agent Bank under the Bank Agreement (or if such Agreement has been terminated, from any holder of Senior Debt of the Company with a principal amount in excess of $50 million), then the Company may not make any Securities Payments for a period (a "blockage period") commencing on the date the Company and the Trustee receive such written notice and ending on the earlier of (x) 179 days after such date and (y) the date, if any, on which the Senior Debt of the Company to which such default relates is discharged or such default is waived or otherwise cured. (Section 1403).

           In any event, not more than one blockage period may be commenced during any period of 360 consecutive days. No Senior Payment Default or Senior Nonmonetary Default that existed or was continuing on the date of commencement of any blockage period with respect to the Senior Debt of the Company will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Company makes any Securities Payment to the Trustee or any Holder of a Exchange Note prohibited by the subordination provisions, then and in such event such Securities Payment will be required to be paid over and delivered forthwith to the holders of the Senior Debt of the Company. (Section 1403).

           By reason of such subordination, in the event of insolvency, creditors of the Company who are not holders of Senior Debt of the Company or of the Exchange Notes may recover less, ratably, than holders of such Senior Debt and may recover more, ratably, than the Holders of the Exchange Notes.

           The subordination provisions described above will cease to be applicable to the Exchange Notes upon any defeasance or covenant defeasance of the Exchange Notes as described under "Defeasance."

           At December 31, 1996, pro forma for the Canadian Sale and application of the proceeds thereof, there was $______ million of Senior Debt of the Company outstanding, which would have been guaranteed by Guarantors on a senior basis. While the Indenture will limit, subject to certain financial tests, the amount of additional Debt that the Company and its Restricted Subsidiaries can Incur, the Company may from time to time hereafter incur additional Debt constituting Senior Debt under the Bank Agreement. See "Certain Covenants -- Limitation on Consolidated Debt."

SENIOR SUBORDINATED GUARANTEES

           The Guarantors will, jointly and severally, on a senior subordinated basis, unconditionally guarantee the due and punctual payment of principal of (and premium, if any) and interest (including Special Interest) on the Exchange Notes, when and as the same shall become due and payable, whether at the maturity date, by declaration of acceleration, call for redemption or otherwise. Each of the Guarantors will further agree, jointly and severally and on a senior subordinated basis, that any amounts to be paid by the Guarantors under the Senior Subordinated Guarantees will be paid without deduction or withholding for or on account of any and all present or future tax, duty, assessment or governmental charge imposed upon or as a result of such payment by the Government of Canada, or any province or other political subdivision or taxing authority thereof or therein, or if deduction or withholding of any such tax, duty, assessment or charge shall at any time be required by or on behalf of the Government of Canada or any such province, political subdivision or taxing authority, the Subsidiary Guarantors will pay such additional amount in respect of principal and interest as may be necessary in order that the net amounts paid to the holders of the Exchange Notes or the Trustee, as the case may be, pursuant to the Senior Subordinated Guarantees after such deduction or withholding shall not be less than the amount provided for in the Exchange Notes to be then due and payable; except that no such additional amount shall be payable in respect of any Exchange Notes to any Holder (a) who is subject to such tax, duty, assessment or governmental charge in respect of such Exchange Notes by reason of his being connected with Canada otherwise than merely by the holding or ownership of such Exchange Notes, or (b) who is not dealing at arm's length with any of the Subsidiary Guarantors (within the meaning of the Income Tax Act (Canada) as reenacted or amended from time to time). (Section 1301).

           The Senior Subordinated Guarantees of any Guarantor will be subordinate in right of payment to the prior payment in full of all Senior Debt of such Guarantor to substantially the same extent as the Exchange Notes are subordinated to Senior Debt of the Company. No payment will be made by any Guarantor under its Senior Subordinated Guarantee in respect of the Exchange Notes during any period that payments by the Company on the Exchange Notes are suspended by the subordination provisions of the Indenture. See "Subordination." (Sections 1401,1402 and 1403).

           The Senior Subordinated Guarantees will remain in effect with respect to each Guarantor until the entire principal of, premium, if any, and interest on the Exchange Notes shall have been paid in full or otherwise discharged in accordance with the provisions of the Indenture; provided, however, that if (i), with respect to each Guarantor, the Exchange Notes are defeased and discharged as described under Clause (A) under "Defeasance" or (ii), with respect to each Subsidiary Guarantor, such Subsidiary Guarantor (x) ceases to be a Restricted Subsidiary or (y) all or substantially all of the assets of such Subsidiary Guarantor or all of the Capital Stock of such Subsidiary Guarantor is sold (including by issuance, merger, consolidation or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Disposition and the Net Available Proceeds from such Asset Disposition are used in accordance with the provisions described under "Repurchase at the Option of Holders -- Asset Dispositions," then in each case of (i) and (ii) above, such Guarantor or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and discharged of its Senior Subordinated Guarantee obligations.

           Subject to payment in full of all Senior Debt of any Guarantor, the rights of the Holders of the Exchange Notes under the related Senior Subordinated Guarantees of such Guarantor will be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Guarantors applicable to Senior Debt of such Guarantor.

CERTAIN COVENANTS

           The Indenture contains, among others, the following covenants:

           LIMITATION ON CONSOLIDATED DEBT

           The Company may not Incur any Debt and may not permit Restricted Subsidiaries to Incur any Debt or issue Preferred Stock unless, immediately after giving effect to the Incurrence of such Debt or issuance of such Preferred Stock and the receipt and application of the proceeds thereof, the Consolidated EBITDA Coverage Ratio of the Company for the four full fiscal quarters next preceding the Incurrence of such Debt or issuance of such Preferred Stock, calculated on a pro forma basis as if such Debt had been Incurred or such Preferred Stock had been issued and the proceeds thereof had been received and so applied at the beginning of the four full fiscal quarters, would be greater than 2.0 to 1.0 if such Incurrence is on or prior to December 31, 1999 and 2.25 to 1.0 if thereafter. (Section 1008).

           Without regard to the foregoing limitations, the Company or any Restricted Subsidiary of the Company may Incur the following Debt:

           (i) Debt under the Bank Agreement in an aggregate principal amount at any one time outstanding not to exceed the Bank Facility Limit then in effect;

           (ii) Debt evidenced by the Exchange Notes;

           (iii) Debt evidenced by the Allied Canada Debentures;

           (iv) Debt owed by the Company to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to the Company or to a Restricted Subsidiary; provided, however, that in the event that either (x) the Company or the Restricted Subsidiary to which such Debt is owed transfers or otherwise disposes of such Debt to a Person other than the Company or another Restricted Subsidiary or (y) such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this Clause (iv) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition or at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary;

           (v) Debt outstanding on the date of the Indenture;

           (vi) Debt Incurred in connection with an acquisition, merger or consolidation transaction permitted under the provisions of the Indenture described under "Mergers, Consolidations and Certain Sales and Purchases of Assets," which Debt (A) was issued by a Person prior to the time such Person becomes a Restricted Subsidiary in such transaction (including by way of merger or consolidation with the Company or another Restricted Subsidiary) and was not issued in contemplation of such transaction or (B) is issued by the Company or a Restricted Subsidiary to a seller in connection with such transaction, in an aggregate amount for all such Debt issued pursuant to the provisions of the Indenture described under this Clause (vi) not to exceed $50 million at any one time outstanding;

           (vii) Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

           (viii) Debt Incurred to renew, extend, refinance or refund any outstanding Debt permitted in Clauses (i) through (vi) above; provided, however, that such Debt does not exceed the principal amount of Debt so renewed, extended, refinanced or refunded; and provided further, that Debt the proceeds of which are used to refinance or refund Debt which is pari passu to the Exchange Notes or Debt which is subordinate in right of payment to the Exchange Notes shall only be permitted if (A) in the case of any refinancing or refunding of Debt which is pari passu to the Exchange Notes, the refinancing or refunding Debt is made pari passu to the Exchange Notes or subordinated to the Exchange Notes, and, in the case of any refinancing or refunding of Debt which is subordinated to the Exchange Notes, the refinancing or refunding Debt is made subordinate to the Exchange Notes to substantially the same extent as, or a greater extent than, the Exchange Notes are subordinated to Senior Debt of the Company as described under the subordination provisions described under "Subordination" above and (B) such refinancing or refunding Debt (x) does not have a final Stated Maturity earlier than the final Stated Maturity of the refinanced or refunded Debt or permit redemption or other retirement of such Debt (including pursuant to an offer to purchase by the Company) at the option of the holder thereof prior to the final Stated Maturity of the Debt being refinanced or refunded, other than a redemption or other retirement at the option of the holder of such Debt on terms and in circumstances that are substantially similar to those on and in which the Debt being refinanced may be redeemed or otherwise retired and (y) does not have a Weighted Average Life less than the Weighted Average Life of the Debt being refinanced; and

           (ix) Debt not otherwise permitted to be Incurred pursuant to Clauses
           (i) through (viii) above, which, in aggregate amount, together with the aggregate amount of all other Debt previously Incurred pursuant to the provisions of the Indenture described under this Clause (ix) and then outstanding, does not exceed 5% of the Consolidated Total Assets of the Company at the time of such Incurrence. (Section 1008).

           Notwithstanding the foregoing, the Company may not permit Allied Insurance to Incur any Debt other than reimbursement obligations with respect to letters of credit and other financial assurance obligations issued to enable Allied Insurance to issue insurance policies for the benefit of the Company and its Restricted Subsidiaries.

           LIMITATION ON LAYERED AND JUNIOR DEBT

           The Indenture provides that, so long as any of the Exchange Notes are Outstanding, (i) the Company may not incur or suffer to exist any Debt that is by its terms subordinate in right of payment to any other Debt of the Company unless such Debt is also pari passu with, or subordinate by its terms in right of payment to, the Exchange Notes and (ii) Allied may not, and the Company may not permit any Subsidiary Guarantor to, Incur or suffer to exist any Debt that is by its terms subordinate in right of payment to any other Debt of Allied or the Subsidiary Guarantor, as the case may be, unless such Debt is also pari passu with or subordinate by its terms in right of payment to the Senior Subordinated Guarantees of Allied or the Subsidiary Guarantor, as the case may be. (Section 1009).

           LIMITATION ON RESTRICTED PAYMENTS

           The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of the Capital Stock of the Company or any Restricted Subsidiary or to the holders thereof in their capacity as such (excluding any dividends or distributions (u) to the extent payable in shares of the Capital Stock of the Company (other than Redeemable Interests) or in options, warrants or other rights to acquire the Capital Stock of the Company (other than Redeemable Interests), (v) dividends or distributions by a Restricted Subsidiary to the Company or another Wholly Owned Restricted Subsidiary and (w) the payment of pro rata dividends by a Restricted Subsidiary to holders of both minority and majority interests in such Restricted Subsidiary), (ii) purchase, redeem or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company or (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of the Company (excluding, in each case of (a) and (b), the purchase, redemption, acquisition or retirement by any Restricted Subsidiary of any of its Capital Stock, other ownership interests or options, warrants or rights to purchase such Capital Stock or other ownership interests, in each case, owned by the Company or a Wholly Owned Restricted Subsidiary), (iii) make any Investment that is not a Permitted Investment or (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of the Company (other than the Exchange Notes) that is pari passu with or subordinate in right of payment to the Exchange Notes (each of the transactions described in Clauses
(i) through (iv) being a "Restricted Payment"), if:

           (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing;

           (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, not have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph under "Limitation on Consolidated Debt" above; or

           (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments (excluding Restricted Payments permitted by Clauses (ii) and (iii) of the next succeeding paragraph) from the date of the Indenture (the amount so expended, if other than in cash, determined in good faith by the Board of Directors) exceeds the sum, without duplication, of: (a) 50% of the aggregate Consolidated Net Income (or, in case Consolidated Net Income shall be negative, less 100% of such deficit) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment; (b) 100% of the aggregate net cash proceeds from the issuance and sale to Allied of Capital Stock (other than Redeemable Interests) of the Company and options, warrants or other rights to acquire Capital Stock (other than Redeemable Interests and Debt convertible into Capital Stock) of the Company and the principal amount of Debt and Redeemable Interests of the Company that has been converted into Capital Stock (other than Redeemable Interests) of the Company after the date of the Indenture, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; (c) 50% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of the Company; and (d) $10 million. (Section 1010).

           The foregoing covenant will not be violated by reason of:

           (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing covenant;

           (ii) any refinancing or refunding of Debt permitted pursuant to clause (viii) of the second paragraph under "Limitation on Consolidated Debt" above; and

           (iii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of, the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of the Company) of Capital Stock (other than Redeemable Interests) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement for value shall be excluded from Clause (3)(b) in the foregoing paragraph.

           Upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, an amount equal to the greater of the book value and the fair market value of all assets of such Restricted Subsidiary at the end of the Company's most recently ended fiscal quarter for which internal financial statements are available prior to such designation will be deemed to be a Restricted Payment at the time of such designation for purposes of calculating the aggregate amount of Restricted Payments (including the Restricted Payment resulting from such designation) permitted under provisions described in the second preceding paragraph. (Section 1010).

           LIMITATIONS CONCERNING DISTRIBUTIONS BY SUBSIDIARIES, ETC.

           The Company may not, and may not permit any Restricted Subsidiary to, suffer to exist any consensual encumbrance or restriction on the ability of such Restricted Subsidiary (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or other ownership interests or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any other Restricted Subsidiary; or (iii) to sell, lease or transfer any of its property or assets to the Company or any Wholly Owned Restricted Subsidiary, except, in any such case, any encumbrance or restriction: (a) pursuant to the Exchange Notes, the Indenture, the Senior Subordinated Guarantees or any other agreement in effect on the date of the Indenture, (b) pursuant to the Bank Agreement, including any Guarantees of or Liens securing the Senior Debt Incurred thereunder, (c) pursuant to an agreement relating to any Debt Incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by the Company and outstanding on such date and not

Incurred in anticipation of becoming a Subsidiary, (d) pursuant to an agreement which has been entered into for the pending sale or disposition of all or substantially all of the Capital Stock, other ownership interests or assets of such Subsidiary, provided that such restriction terminates upon consummation or abandonment of such disposition and upon termination of such agreement, (e) pursuant to customary non-assignment provisions in leases entered into in the ordinary course of business, (f) pursuant to purchase money obligations for property acquired in the ordinary course of business or liens in connection therewith permitted to be Incurred under "-- Limitation on Liens" that impose restrictions of the nature described in Clause (iii) above on the property so acquired or (g) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of Debt Incurred pursuant to an agreement referred to in Clause (a) or (b) above; provided, however, that the provisions relating to such encumbrance or restriction contained in such renewal, extension, refinancing or refunding agreement are no more restrictive in any material respect than the provisions contained in the agreement it replaces, as determined in good faith by the Board of Directors. (Section 1011).

           LIMITATION ON LIENS

           Allied may not, and the Company may not, and may not permit any Restricted Subsidiary to, Incur any Lien on property or assets of Allied, the Company or such Restricted Subsidiary to secure Debt that is pari passu or subordinate in right of payment to the Exchange Notes or the Senior Subordinated Guarantees without making, or causing such Restricted Subsidiary to make, effective provision for securing the Exchange Notes or the Senior Subordinated Guarantees, as the case may be (and, if the Company may so determine, any other Debt of the Company or of such Subsidiary that is not pari passu or subordinate to the Exchange Notes or the Senior Subordinated Guarantees), (i) in the case of Debt that is pari passu with the Exchange Notes or the Senior Subordinated Guarantees, as the case may be, pari passu with such Debt and (ii) in the case of Debt that is subordinated in right of payment to the Exchange Notes or the Senior Subordinated Guarantees, as the case may be, prior to such Debt, in each case, as to such property for so long as such Debt will be so secured. (Section
1012).

           LIMITATION ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

           The Company may not, and may not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into any transaction (or series of related transactions) after the date of the Indenture with any Affiliate or Related Person unless (i) such Affiliate or Related Person is (both before and after such transaction) (a) Allied or a Wholly Owned Restricted Subsidiary of the Company or (b) another Restricted Subsidiary of the Company, the minority interests in which are not held by any Affiliate or Related Person; or (ii) where the total consideration given or to be provided by the Company or such Restricted Subsidiary in or pursuant to such transaction (or series) (including cash, the fair value of non-cash property and the assumption of Debt) (a) will be no more than $1 million, the Chief Executive Officer, the Chief Operating Officer or the Chief Financial Officer certifies in an Officer's Certificate that the terms of the transaction (or series) are in the best interests of the Company or such Restricted Subsidiary and are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person, (b) will be in excess of $1 million but no more than $5 million, a majority of the disinterested members of the Board of Directors determines in its good faith judgment that the terms of the transaction are in the best interests of the Company or such Restricted Subsidiary and are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person; or (c) will be in excess of $5 million, a nationally recognized investment banking firm (which may not be an Affiliate or Related Person of the Company), in a written opinion delivered to the Board of Directors prior to consummation of such transaction (or series) that the terms of the transaction (or series) are in the best interests of the Company or such Restricted Subsidiary and are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person; provided, however, that the foregoing restriction will not apply to the Intercompany Agreements as in effect on the date of the Indenture or the transactions contemplated thereby. (Section 1013).

           LIMITATION ON SALE OF CAPITAL STOCK OF SUBSIDIARIES

           The Company may not, and may not permit any Restricted Subsidiary to, issue, transfer, convey, lease or otherwise dispose of any shares of Capital Stock of or other ownership interests in a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of or other ownership interests in a Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Restricted Subsidiary) except in a that consists of a sale of all of the Capital Stock of or other ownership interests in such Subsidiary owned by the Company and any Subsidiary of the Company and that complies with the provisions described under "Repurchase at the Option of Holders -- Asset Dispositions" above to the extent such provisions apply. (Section 1019).

           RESTRICTION ON BUSINESS AND INCURRENCE OF DEBT BY ALLIED FINANCE

           Allied Finance may not, and Allied may not permit Allied Finance to, engage in any activities, transactions or business, including, without limitation, the Incurrence of any Debt, provided that the foregoing will not prohibit Allied Finance from (i) holding the Allied Canada Debentures and (ii) engaging in any other activities and transactions that are directly related to its status as an obligor under the Allied Finance Debentures or its status as a holder of the Allied Canada Debentures. (Section 1020).

           PROVISION OF FINANCIAL INFORMATION

           Whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or any successor provision thereto, the Company will file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company files with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto or would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if the Company were required to comply with such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Securities Exchange Act of 1934, promptly upon written request supply copies of such documents to any prospective Holder. (Section 1016).

           UNRESTRICTED SUBSIDIARIES

           The Company at any time may designate any Person that is a Subsidiary, or after the date of the Indenture becomes a Subsidiary, of the Company as an "Unrestricted Subsidiary," whereupon (and until such Person ceases to be an Unrestricted Subsidiary) such Person and each other Person that is then or thereafter becomes a Subsidiary of such Person will be deemed to be an Unrestricted Subsidiary. In addition, the Company may at any time terminate the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary, whereupon such Subsidiary and each other Subsidiary of the Company (if any) of which such Subsidiary is a Subsidiary will be a Restricted Subsidiary. (Section 1018).

           Notwithstanding the foregoing, no change in the status of a Subsidiary of the Company from a Restricted Subsidiary to an Unrestricted Subsidiary or from an Unrestricted Subsidiary to a Restricted Subsidiary will be effective, and no Person may otherwise become a Restricted Subsidiary, if:

           (i) the Consolidated EBITDA Coverage Ratio of the Company for the four full fiscal quarters of the Company next preceding the effective date of such purported change or other event, calculated on a pro forma basis as if such change or other event had been effective at the beginning of such period, would not exceed 2.0 to 1.0 if such purported change is to occur on or prior to December 31, 1999 and
           2.25 to 1.0 if thereafter;

           (ii) in the case of any change in status of a Restricted Subsidiary to an Unrestricted Subsidiary, the Restricted Payment resulting from such change, would violate the provisions of the Indenture described under Clause (3) of the first paragraph under "Limitation on Restricted Payments" above; or

            (iii) such change or other event would otherwise result (after the giving of notice or the lapse of time, or both) in an Event of Default.

           In addition and notwithstanding the foregoing, no Restricted Subsidiary of the Company may become an Unrestricted Subsidiary, and the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary will be deemed to have been immediately terminated (whereupon such Subsidiary and each other Subsidiary of the Company (if any) of which such Subsidiary is a Subsidiary will be a Restricted Subsidiary) at any time when:

           (i) such Subsidiary (A) has outstanding Debt that is Unpermitted Debt or (B) owns or holds any Capital Stock of or other ownership interests in, or a Lien on any property or other assets of, the Company or any of its Restricted Subsidiaries;

           (ii) the Company or any other Restricted Subsidiary (A) provides credit support for, or a Guaranty of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (B) is directly or indirectly liable for any Debt of such Subsidiary; or

           (iii) such Subsidiary fails to notify in writing the holders of its Debt for borrowed money that such Debt is without recourse to the property and assets of the Company and its Restricted Subsidiaries. Any termination of the status of an Unrestricted Subsidiary as an Unrestricted Subsidiary pursuant to the preceding sentence will be deemed to result in a breach of this covenant in any circumstance in which the Company would not be permitted to change the status of such Unrestricted Subsidiary to the status of a Restricted Subsidiary pursuant to the provision of the Indenture described under the preceding paragraph. "Unpermitted Debt" means any Debt of a Subsidiary of the Company if (x) a default thereunder (or under any instrument or agreement pursuant to or by which such Debt is issued, secured or evidenced), or any right that the holders thereof may have to take enforcement action against such Subsidiary or its property or other assets, would permit (whether or not after the giving of notice or the lapse of time or both) the holders of any Debt of the Company or any other Restricted Subsidiary to declare the same due and payable prior to the date on which it otherwise would have become due and payable or otherwise to take any enforcement action against the Company or any such other Restricted Subsidiary or (y) such Debt is secured by a Lien on any property or other assets of the Company and any of its other Restricted Subsidiaries. (Section 1018).

           Each Person that is or becomes a Subsidiary of the Company will be deemed to be a Restricted Subsidiary at all times when it is a Subsidiary of the Company that is not an Unrestricted Subsidiary. Each Person that is or becomes a Wholly Owned Subsidiary of the Company shall be deemed to be a Wholly Owned Restricted Subsidiary at all times when it is a Wholly Owned Subsidiary of the Company that is not an Unrestricted Subsidiary. (Section 1018).

           MERGERS, CONSOLIDATIONS AND CERTAIN SALES AND PURCHASES OF ASSETS

           The Company (i) may not, and may not permit any Restricted Subsidiary to, consolidate with or merge into any Person, in the case of a Restricted Subsidiary, in a transaction in which such Restricted Subsidiary remains a Restricted Subsidiary, unless such Restricted Subsidiary consolidates with or merges into a Wholly Owned Restricted Subsidiary; (ii) may not permit any Person other than a Wholly Owned Restricted Subsidiary to consolidate with or merge into the Company or any Restricted Subsidiary (in a transaction in which such Restricted Subsidiary remains a Restricted Subsidiary); (iii) may not, directly or indirectly, in one or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis; (iv) may not, and may not permit any Restricted Subsidiary of the Company to, acquire Capital Stock of or other ownership interests in any other Person such that such other Person becomes a Restricted Subsidiary (excluding the Acquisition and other transactions with an aggregate purchase price of not more than $50 million with respect to the consummation of which, as of the date of the Indenture, the Company has entered into a letter of intent, option or other contract); and (v) may not, and may not permit any Restricted Subsidiary of the Company to, purchase, lease or otherwise acquire all or substantially all of the properties and assets of any Person or any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person (excluding the Acquisition and other transactions with an aggregate purchase price of not more than $50 million with respect to the consummation of which, as of the date of the Indenture, the Company has entered into a letter of intent, option or other contract) unless, in each case (i), (ii), (iii), (iv) and (v) above:

           (1) immediately before and after giving effect to such transaction (or series) and treating any Debt Incurred by the Company or a Subsidiary of the Company as a result of such transaction (or series) as having been Incurred by the

           Company or such Subsidiary at the time of the transaction (or series), no Event of Default, or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default, shall have occurred and be continuing;

           (2) in a transaction (or series) in which the Company does not survive or in which the Company transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its properties and assets, the successor entity is a corporation, partnership, limited liability company or trust and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all the Company's obligations under the Indenture;

           (3) immediately after giving effect to such transaction (or series), the Company or the successor entity would have a Consolidated Net Worth equal to or greater than 90% of the Consolidated Net Worth of the Company immediately prior to such transaction (or series);

           (4) either (x) the Company or the successor entity would, at the time of such transaction (or series) and after giving pro forma effect thereto as if such transaction (or series) had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph under "Certain Covenants -- Limitation on Consolidation Debt" above or (y) the Consolidated EBITDA Coverage Ratio of the Company or the successor entity for the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), calculated on a pro forma basis as if such transaction (or series) had occurred at the beginning of such four full fiscal quarter period, would be no less than such Consolidated EBITDA Coverage Ratio, calculated without giving effect to such transaction or series or any other transactions (or series) that is subject to the provisions of the Indenture described in this paragraph and that occurred after the later of the Acquisition Closing and the date that is twelve months before the date of such transaction (or series);

           (5) if, as a result of any such transaction, property or assets of the Company or any Restricted Subsidiary of the Company would become subject to a Lien prohibited by the "Certain Covenants -- Limitation on Liens" covenant, the Company or the successor entity will have secured the Exchange Notes as required by such covenant; and

           (6) unless such transaction (or series) is referred to in Clauses
           (iii) or (iv) and involves an aggregate purchase price of less than $50 million, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as specified in the Indenture. (Section 801).

EVENTS OF DEFAULT

           The following will be Events of Default under the Indenture: (a) failure to pay any interest on any Exchange Note when due (whether or not prohibited by the subordination provisions described under "Subordination" above), continued for 30 days; (b) failure to pay principal of (or premium, if any, on) any Exchange Note when due (whether or not prohibited by the subordination provisions described under "Subordination" above); (c) failure to perform or comply with the provisions described under "Mergers, Consolidations and Certain Sales and Purchases of Assets" or the provisions described under "Repurchase at the Option of Holders -- Asset Dispositions" and "-- Change of Control;" (d) failure to perform any other covenant or warranty of the Company or any Guarantor in the Indenture or the Exchange Notes, continued for 60 days after written notice from Holders of at least 10% in principal amount of the Outstanding Exchange Notes as provided in the Indenture; (e) a default or defaults under any bonds, debentures, Exchange Notes or other evidences of, or obligations constituting, Debt by the Company, any Guarantors or any Restricted Subsidiary or under any mortgages, indentures, instruments or agreements under which there may be issued or existing or by which there may be secured or evidenced any Debt of the Company, the Guarantors or any Restricted Subsidiary with a principal or similar amount then outstanding, individually or in the aggregate, in excess of $25 million, whether such Debt now exists or is hereafter created, which default or defaults constitute a failure to pay any portion of the principal or similar amount of such Debt when due and payable after the expiration of any applicable grace period with respect thereto or will have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; (f) the rendering of a final judgment or judgments (not subject to appeal) against the Company, the

Parent Guarantor or any of its Restricted Subsidiaries in an aggregate amount in excess of $25 million which remains unstayed, undischarged or unbonded for a period of 60 days thereafter; and (g) certain events of bankruptcy, insolvency or reorganization affecting the Company, the Parent Guarantor or any Restricted Subsidiary of the Company. (Section 501).

           Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. (Section 603). Subject to such provisions for the indemnification of the Trustee and certain other conditions provided in the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Section
512).

           If an Event of Default (other than an Event of Default of the type described in Clause (g) above) occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Exchange Notes may accelerate the maturity of all Exchange Notes, and if an Event of Default of the type described in Clause (g) above occurs, the principal of and any accrued interest on the Exchange Notes then outstanding will become immediately due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Exchange Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. (Section 502). For information as to waiver of defaults, see "Modification and Waiver."

           No Holder of any Exchange Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder has previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Exchange Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee has not received from the Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes a direction inconsistent with such request and has failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of an Exchange Note for enforcement of payment of the principal of (and premium, if any) or interest on such Exchange Note on or after the respective due dates expressed in such Exchange Note. (Section 507 and 508).

           In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Exchange Notes pursuant to the provisions described above under "Optional Redemption," an equivalent premium will also become and be immediately due and payable upon the acceleration of the Exchange Notes.

           The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. The Company will be required to deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto. (Section 1020).

DEFEASANCE

           The Indenture will provide that (A) if applicable, the Company will be discharged from any and all obligations in respect of the Outstanding Exchange Notes (and the provisions described under "Subordination" will cease to be effective) or (B) if applicable, the Company may omit to comply with certain restrictive covenants, and that such omission will not be deemed to be an Event of Default under the Indenture and the Exchange Notes and the provisions described under "Subordination" shall cease to apply, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of, and premium, if any, and each installment of interest, if any, on the Outstanding Exchange Notes. With respect to clause
(B), the obligations under the Indenture other than with respect to such covenants and the Events of Default other than the Event of Default relating to such covenants above will remain in full force and effect. Such trust may only be established if, among other things (i) with respect to clause (A), the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the Exchange Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (B), the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Exchange Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) no Event of Default (or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default) shall have occurred or be continuing; (iii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940;
(iv) at the time of such establishment: (A) no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt of the Company shall have occurred and be continuing, and no event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and (B) no other event of default with respect to any Senior Debt of the Company shall have occurred and be continuing permitting (after notice or the lapse of time, or both) the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, or, in the case of either Clause
(A) or Clause (B) above, each such default or event of default shall have been cured or waived or shall have ceased to exist; and (v) certain other customary conditions precedent are satisfied. (Sections 1201, 1202, 1203 and 1204).

           In the event the Company omits to comply with its remaining obligations under the Indenture and the Exchange Notes after a defeasance of the Indenture with respect to the Exchange Notes as described under Clause (B) above and the Exchange Notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Exchange Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

MODIFICATION AND WAIVER

           Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Exchange Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Exchange Note, (b) reduce the principal amount of, (or the premium, if any) or interest on, any Exchange Note, (c) change the place or currency of payment of principal of, (or premium, if any) or interest on, any Exchange Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Exchange Note, (e) reduce the above-stated percentage of Outstanding Exchange Notes necessary to modify or amend the Indenture, (f) reduce the percentage of aggregate principal amount of Outstanding Exchange Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified, (h) modify any of the provisions of the Indenture relating to the subordination of the Exchange Notes in a manner adverse to the Holders or (i) modify the provisions described under "Repurchase at the Option of Holders -- Asset Dispositions" and under "--Change of Control" in a manner adverse to the Holders thereof in any material respect. (Section
902).

           The Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes may waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 1021). The Holders of a majority in aggregate principal amount of the Outstanding Exchange Notes may waive any past default under the Indenture, except a default in the payment of principal (or premium, if any) or interest. (Section 513).

NOTICES

           Notices to Holders of Exchange Notes will be given by mail to the addresses of such Holders as they may appear in the Security Register. (Sections 101 and 106).

TITLE

           The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name an Exchange Note is registered as the absolute owner thereof (whether or not such Exchange Note may be overdue) for the purpose of making payment and for all other purposes. (Section 308).

GOVERNING LAW

           The Indenture and the Exchange Notes will be governed by, and construed in accordance with, the law of the State of New York. (Section 112).



                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF
                       AN INVESTMENT IN THE EXCHANGE NOTES

           The following is a summary of certain federal income tax consequences associated with the acquisition, ownership, and disposition of the Exchange Notes by holders who acquire the Exchange Notes at original issue for cash. The following summary does not discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of the Exchange Notes in light of his or her particular circumstances, or to certain types of holders (including dealers in securities, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, S corporations, and except as discussed below, foreign corporations and persons who are not citizens or residents of the U.S. nor does it include persons who hold the Exchange Notes as part of a hedge, straddle, "synthetic security" or other integrated investment) which are subject to special treatment under the federal income tax laws. In addition, this summary does not describe any tax consequences under state, local, or foreign tax laws.

           The discussion is based upon the IRC, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the Exchange Notes. Allied has not sought and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the Exchange Notes which are different from those discussed herein.

           PROSPECTIVE PURCHASERS OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES THAT MAY BE SPECIFIC TO THEM OF ACQUIRING, OWING AND DISPOSING OF THE EXCHANGE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

           Taxation of Stated Interest. In general, interest on an Exchange Note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with the holder's regular method of accounting for federal income tax purposes. A U.S. holder means any person who or which is (i) a citizen or resident of the U.S.; (ii) a corporation or partnership created or organized in the U.S. or under the laws of the U.S. or of any state; (iii) any estate or trust whose income is included in gross income for U.S. federal income tax purposes regardless of its source; and (iv) a person otherwise subject to U.S. federal income taxation on its worldwide income.

           Possible Original Issue Discount on the Exchange Note. Depending on the initial offering price to the public at which a substantial amount of the Exchange Notes are sold, the Exchange Notes may be issued with original issue discount for federal income tax purposes. The amount of original issue discount with respect to each Exchange Note will be equal to the excess of the "stated redemption price at maturity" of such Exchange Note over its "issue price." For these purposes, the "issue price" of an Exchange Note is the initial offering price to the public at which a substantial amount of the Notes were sold. The "stated redemption price at maturity" of each Exchange Note will include all cash payments (other than stated interest to the extent that it is unconditionally payable at least annually at a single fixed rate ("qualified stated interest")) required to be made thereunder until maturity. The amount of original issue discount with respect to a debt instrument is considered to be zero if such discount is less than one-fourth of one percent of its stated redemption price at maturity (as defined above) multiplied by the number of complete years from the issue date to the maturity date of the debt instrument ("de minimis" original issue discount).

           Taxation of Original Issue Discount on the Exchange Notes. If there is more than de minimis original issue discount, each Holder of an Exchange Note will be required to include in gross income (as ordinary interest income) an amount equal to the sum of the "daily portions" of the original issue discount on the Exchange Notes for each day such Holder holds an Exchange Note. The daily portions of original issue discount required to be included in a Holder's gross income will be determined on a constant yield basis by allocating to each day during the taxable year in which the Holder holds the Exchange Notes a pro rata portion of the original issue discount thereon which is attributable to the "accrual period."

           The amount of the original issue discount attributable to each accrual period will be the product of the "adjusted issue price" of the Exchange Notes at the beginning of such accrual period multiplied by the "yield to maturity" of the Exchange Notes, less the amount of any qualified stated interest allocable to the accrual period. Appropriate adjustments will be made in computing the amount of original issue discount attributable to the initial accrual period. The adjusted issue price of the Exchange Notes at the beginning of the first accrual period is the issue price. Thereafter the adjusted issue price of an Exchange Note is the issue price of the Exchange Note plus the aggregate amount of original issue discount that accrued in all prior accrual periods, less payments (other than payments of qualified stated interest) on the Exchange Note. The yield to maturity of an Exchange Note will be the discount rate that, when used to compute the present value (on a semi-annual compounded basis) of all principal and interest payments to be made under an Exchange Note, produces a present value equal to the issue price of the Exchange Note.

           The "accrual periods" of an Exchange Note (other than the initial accrual period) are each of the six-month periods during the term of the Exchange Note that end on the biannual payment dates of each year.

           Effect of Mandatory Repurchase and Optional Redemption on Original Issue Discount of the Exchange Notes. In the event the Company is required to make an Offer to Purchase, each Holder may require the Company to repurchase such Holder's Exchange Notes in accordance with such offer. In addition, in the event of certain sales or other dispositions of assets the Company may be required to make an Offer to Purchase the Exchange Notes. Treasury Regulations contain special rules for calculating the yield to maturity and maturity on a note in the event the debt instrument provides for a contingency that could result in the acceleration or deferral of one or more payments. Further, Treasury Regulations contain special rules for determining the yield to maturity or maturity of a debt instrument if either the holder or the issuer has an option to defer or accelerate payments. Because neither of these rules should apply to an Offer to Purchase for either of the reasons described above, the Company has no present intention of treating such repurchase provisions of the Exchange Notes as affecting the computation of the yield to maturity or maturity date of any Exchange Notes.

           The Company may redeem the Exchange Notes, in whole or in part, at any time on or after December 1, 2001. The Company may also redeem up to 33 1/3% of the Exchange Notes prior to December 1, 1999, in connection with a Public Offering of Capital Stock and, up to $100 million prior to 180 days after the Acquisition Closing with Net Available Proceeds from Asset Disposition. The Company may also redeem the Exchange Notes prior to December 1, 2001 at a redemption price equal to the greater of 100% of their principal amount or the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis of the Treasury Yield plus 75 basis points. Treasury Regulations set forth special rules relating to the determination of yield to maturity and maturity for a debt instrument that may be redeemed prior to its stated maturity date at the option of the issuer. These rules should not apply to a debt instrument, and, hence, should not affect the determination of the yield to maturity or the maturity date of such debt instrument, unless the issuer's exercise of its redemption rights would reduce the yield to maturity on such instruments. The Company's exercise of either of these redemption rights would not reduce the yield to maturity on the Exchange Notes; therefore the special option rules will not apply to the Exchange Notes.

           Sale or other Taxable Disposition of the Exchange Notes. The sale or other taxable disposition of an Exchange Note will result in the recognition of gain or loss to the holder in an amount equal to the difference between (a) the amount of cash and fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued stated interest) and (b) the holder's adjusted tax basis in such Note.

           A holder's initial tax basis in an Exchange Note purchased by such holder will be equal to the issue price of the Notes. The holder's initial tax basis in an Exchange Note will be increased by the amount of original issue discount included in gross income with respect to such Note to the date of disposition and decreased by the amount of payments (other than payments of stated interest) with respect to such Note.

           Any gain or loss on the sale or other taxable disposition of an Exchange Note will be capital gain or loss, assuming a purchaser of the Exchange Note holds such security as a "capital asset" (generally property held for investment) within the meaning of Section 1221 of the IRC. Any capital gain or loss will be long-term capital gain or loss if the Exchange Note had been held for more than one year and otherwise will be short-term capital gain or loss. Payments on such disposition for accrued qualified stated interest not previously included in income will be treated as ordinary interest income.

           Backup Withholding. The backup withholding rules require a payor to deduct and withhold a tax if (i) the payee fails to furnish a taxpayer identification number ("TIN") to the payor, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) the payee has failed to report properly the receipt of "reportable payments" and the IRS has notified the payor that withholding is required, or (iv) there has been a failure of the payee to certify under the penalty of perjury that a payee is not subject to withholding under section 3406 of the IRC. As a result, if any one of the events discussed above occurs with respect to a holder of Exchange Notes, Allied, its paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" made in connection with the Exchange Notes of such holder. A "reportable payment" includes, among other things, amounts paid in respect of interest or original issue discount and amounts paid through brokers in retirement of securities. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax, provided that the required information is furnished to the IRS. Certain holders (including, among others, corporations and certain tax-exempt organizations) are not subject to backup withholding.

CERTAIN U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

           The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of Exchange Notes by holders who are Non-U.S. Holders (as defined below). This summary discusses only Exchange Notes held as "capital assets" (as defined in the IRC) by the holders thereof. This summary does not discuss all aspects of U.S. federal income and estate taxation that may be relevant to a particular Non-U.S. Holder (as defined herein) of the Exchange Notes in light of its particular investment circumstances. This discussion also does not address the tax consequences to stockholders, partners or beneficiaries in a Non-U.S. Holder. Further, it does not consider Non-U.S. Holders subject to special tax treatment under the federal income tax laws (including dealers in securities, holders of securities held as part of a "straddle," hedge or "conversion transaction," or situations in which the "functional currency" of a Holder, within the meaning of Section 985(b) of the IRC, is not the U.S. dollar).

           The following discussion is based upon the IRC, the applicable Treasury regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practices. All of the foregoing are subject to change (possibly on a retroactive basis) and any such change could affect the continuing validity of this discussion.

           For purposes hereof, a "Non-U.S. Holder" means any person other than
(i) a citizen or resident of the U.S.; (ii) a corporation or partnership created or organized in the U.S. or under the laws of the U.S. or of any state; or (iii) any estate or trust whose income is included in gross income for U.S. federal income tax purposes regardless of its source. For purposes of the withholding tax on interest discussed below, a non-resident alien or other non-resident fiduciary of an estate or trust will be considered a Non-U.S. Holder.

           For purposes of the following discussion, interest income and gain on the sale, exchange or retirement of an Exchange Note will be "U.S. trade or business income" if such income or gain is (i) effectively connected with a trade or business carried on by the Non-U.S. Holder within the U.S. or (ii) if a tax treaty applies, attributable to a permanent establishment (or in the case of an individual, a fixed place of business) in the U.S. trade or business income will be taxed at regular U.S. federal income tax rates. See, generally, "Certain U.S. Federal Income Tax Considerations for U.S. Holders" above. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the U.S. of earnings and profits attributable to U.S. trade or business income) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if the recipient is a qualified resident of certain countries with which the U.S. has an income tax treaty.

           Interest. Payments of interest to a Non-U.S. Holder that do not qualify for the portfolio interest exception discussed below and which are not U.S. trade or business income will be subject to withholding of U.S. federal income tax at a rate of 30% unless a U.S. income tax treaty applies to reduce the rate of withholding. To claim a treaty reduced rate or an exemption from withholding because the interest is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form 1001 or Form 4224, respectively.

           Interest that is paid to a Non-U.S. Holder on an Exchange Note that is not U.S. trade or business income will not be subject to U.S. tax if the interest qualifies as "portfolio interest." Generally, interest on the Exchange Notes that is paid by the Company will qualify as portfolio interest if (i) the Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the IRC and the regulations thereunder; (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company through stock ownership for U.S. federal income tax purposes; (iii) the Non-U.S. Holder is not a bank whose receipt of interest on an Exchange Note is described in Section 881(c)(3)(A) of the IRC; and (iv) the Company, or its paying agent, receives a properly executed certification as set forth in Section 871(h) and 881(c) of the IRC and the regulations thereunder, signed under penalties of perjury that the beneficial owner is not a "U.S. person" for U.S. federal income tax purposes and which provides the beneficial owner's name and address.

           Sale, Exchange or Retirement of Exchange Notes. Any gain realized by a Non-U.S. Holder on the sale exchange or retirement of Exchange Notes, will generally not be subject to U.S. federal income tax provided that (i) such gain is not U.S. trade or business income; (ii) the Non-U.S. Holder is not an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and meets certain other requirements; and (iii) the Non-U.S. Holder is not subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates. For the treatment of amounts received in respect of accrued and unpaid interest, see discussion above under "Interest."

           Federal Estate Tax. Exchange Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his or her death (or theretofore transferred subject to certain retained rights or powers) will not be subject to U.S. federal estate tax provided that any interest thereon would be exempt as portfolio interest if such interest were received by the Non-U.S. Holder at the time of his or her death.

           U.S. Information Reporting and Backup Withholding Tax. The Company generally must report annually on Form 1042-S to the IRS and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld, if any, with respect to each Non-U.S. Holder. These reporting requirements apply whether or not withholding is reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

           The U.S. backup withholding tax (in general, a tax imposed at the rate of 31% on interest payments to persons that fail to furnish the information required under the U.S. information reporting requirements) will generally not apply to payments of interest that qualify as portfolio interest as described above (provided that the Company has no actual knowledge that the holder is a U.S. person). Non-U.S. Holders will be required to provide certification to the Company of qualification for the portfolio interest or treaty exemption to avoid withholding.

           Payments of the proceeds of the sale of Exchange Notes to or through a foreign office of a "broker" (as defined in the pertinent regulations) will not be subject to backup withholding (absent actual knowledge that the payee is a U.S. person) but will be subject to information reporting if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, or a foreign person 50% or more of whose gross income is from a U.S. trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the holder is not a U.S. person and certain conditions are met (including that the broker has no actual knowledge that the holder is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale to or through the U.S. office of a broker is subject to backup withholding and information reporting, unless the holder certifies that it is a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption.

           Any amount withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a credit against, or refund of, such holder's regular federal income tax liability, provided that certain information is provided by the holder to the IRS.


                              PLAN OF DISTRIBUTION

            Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes. The Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such
resale. In addition, until         , 1997 (90 days after commencement of the
Exchange Offer), all dealers effecting transactions in the Exchange Notes may be required to deliver a Prospectus.

            The Company will not receive any proceeds from any sales of the Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to the purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letters of Transmittal state that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

           For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay certain expenses incident to the Exchange Offer, other than commission or concessions of any brokers or dealers, and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

           By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemental Prospectus to such broker-dealer.


                                  LEGAL MATTERS

           Certain legal matters in connection with the Exchange Notes offered hereby will be passed on for the Company by Porter & Hedges, L.L.P., Houston, Texas. Robert G. Reedy, a partner of the firm of Porter & Hedges, L.L.P., is a director of Allied.

Porter & Hedges, L.L.P. is the Company's principal outside legal counsel. As of January 1, 1997, Mr. Reedy owns 26,407 shares of Allied common stock and holds options to purchase an additional 45,000 shares.


                                     EXPERTS

           The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving said reports.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                TABLE OF CONTENTS
                                                                Page
Available Information.............................................2
Prospectus Summary................................................3
Risk Factors......................................................9
Disclosure Regarding Forward
     Looking Statements..........................................16
The Company......................................................17
The Exchange Offer...............................................22
Certain Federal Income Tax Consequences
     of the Exchange Offer.......................................29
Description of the Senior Credit Facility........................30
Description of the Exchange Notes................................31
Certain Federal Income Tax Consequences
     of an Investment in the Exchange Notes......................57
Plan of Distribution.............................................61
Legal Matters....................................................61
Experts..........................................................62

                               ALLIED WASTE NORTH
                                  AMERICA, INC.

                         $525,000,000 OFFER TO EXCHANGE
                     ITS 10 1/4% SENIOR SUBORDINATED NOTES
                           DUE 2006 FOR 10 1/4% SENIOR
                        SUBORDINATED NOTES DUE 2006 THAT
                              HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933

                                April ____, 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

           The statute does permit indemnification unless the person seeking indemnification has acted in good faith and in a manner be reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

           The Company's Certificate of Incorporation and Bylaws require the Company to indemnify its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by the Company with its executive officers and certain other key employees, the Company must indemnify such officers and employees in the same manner and to the same extent that the Company is required to indemnify its directors under the Company's Bylaws. The Company's Certificate limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

           The Company has not purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws. The Company has entered into indemnification agreements to indemnify its directors to the extent permitted under Delaware law.

ITEM 21.  EXHIBITS AND FINANCIAL DATA SCHEDULES.

           (a)       EXHIBITS

           The following is a list of all the exhibits filed as part of the Registration Statement.

           Number
           ------
            3.1                -          Certificate of Incorporation of the Company.
            3.2                -          Amendment to Certificate of Incorporation of the Company.
            3.3                -          Bylaws of the Company.
            4.1                -          Indenture, dated as of December 1, 1996, by and among the Company, the Guarantors and
                                          First Trust National Association with respect to the Notes and Exchange Notes.
            4.2                -          Form of Exchange Note.*
            5.1                -          Opinion of Porter & Hedges, L.L.P., as to the legality of the Exchange Notes.*
            10.1               -          Registration Rights Agreement, dated as of December 5, 1996, by and among the Company,
                                          Allied, Goldman, Sachs & Co., Citicorp
                                          Securities Inc., and CS First Boston Corporation.
            23.1               -          Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).*
            23.2               -          Consent of Arthur Andersen LLP.*
            24.1               -          Power of Attorney (included as part of the signature page of this Registration Statement).
            25.1               -          Statement of Eligibility and Qualification of Trustee on Form T-1 of First Trust National
                                          Association under the Trust Indenture Act of 1934.*
            99.1               -          Letter of Transmittal for the Notes.*

            *      to be filed by amendment.

           (b)       FINANCIAL STATEMENT SCHEDULES

           Schedules are omitted since the information required to be submitted has been included in the Consolidated Financial Statements of Allied Waste Industries, Inc. or the notes thereto, or the required information is not applicable.

ITEM 22.  UNDERTAKINGS.

           The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona on February 27, 1997.


                           ALLIED WASTE INDUSTRIES, INC.



                           By: /s/ Roger A. Ramsey
                               -------------------------------------------------
                               Roger A. Ramsey
                               Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

           Each of the undersigned hereby appoints Roger A. Ramsey, Henry L. Hirvela, Peter S. Hathaway and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 27, 1997.


                 Signature                                            Title
                 ---------                                            -----
            /s/ Roger A. Ramsey                Chairman of the Board of Directors and Chief
-------------------------------------------    Executive Officer (Principal Executive Officer)
Roger A. Ramsey


           /s/ Thomas H. Van Weelden           Director, President and Chief Operating Officer
-------------------------------------------
Thomas H. Van Weelden


           /s/ Henry L. Hirvela                   Vice President - Chief Financial Officer
-------------------------------------------             (Principal Financial Officer)
Henry L. Hirvela


           /s/ Pete Hathaway                      Vice President - Chief Accounting Officer
-------------------------------------------            (Principal Accounting Officer)
Peter S. Hathaway


           /s/ Daniel J. Ivans                            Director, Vice President
-------------------------------------------
Daniel J. Ivan

           /s/ Nolan Lehmann                             Director
-------------------------------------------
Nolan Lehmann


                                                         Director
-------------------------------------------
Alan B. Shepard


           /s/ Robert G. Reedy                           Director
-------------------------------------------
Robert G. Reedy


                                                         Director
-------------------------------------------
James G. Coulter


           /s/ John M. Lewis                             Director
-------------------------------------------
John M. Lewis


                                                         Director
-------------------------------------------
William K. Reilly


           /s/ Jeffrey A. Shaw                           Director
-------------------------------------------
Jeffrey A. Shaw


           /s/ Brian A. O'Leary                          Director
-------------------------------------------
Brian A. O'Leary


           /s/ James R. Bullock                          Director
-------------------------------------------
James R. Bullock


           /s/ Ivan Cairns                               Director
-------------------------------------------
Ivan Cairns